ALEXANDRIA REAL ESTATE EQUITIES, INC.

EARNINGS PRESS RELEASE & SUPPLEMENTAL INFORMATION
FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2021

"Alexandria has achieved the three outputs that define a great company: **Superior Results**, **Distinctive Impact**, and **Lasting Endurance**."

JIM COLLINS
Renowned Author & Business Strategist

ALEXANDRIA'S ACHIEVEMENT OF HISTORIC MILESTONES

Ideally Positioned for Another Historic Year

ALEXANDRIA®
Building the Future of Life-Changing Innovation™

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022

2021
ALEXANDRIA'S ACHIEVEMENT OF HISTORIC MILESTONES

Reflecting our best-in-class team's discipline, ingenuity, and flexibility to execute

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	i

3Q21

ALEXANDRIA MET AND SURPASSED OUR GOAL TO DOUBLE ANNUAL RENTAL REVENUE IN 5 YEARS

INVESTOR DAY 2017
5-YEAR GROWTH POTENTIAL

2018–2022: Alexandria's Strategic Growth and Operational Excellence
$1,500,000
$1,250,000
$1,000,000
$750,000
$500,000
$250,000
$0
($ in thousands)
$767,183
$868,338
$1,500,000
2016
3Q17
2022
ANNUAL RENTAL REVENUE
Represents total consolidated annual rental revenue plus our share of unconsolidated joint ventures. The 2022 projected amount assumes 2% annual growth from our same property pool based upon our historical average and the completion, subject to market conditions, of our entire development and redevelopment pipeline. Excludes future acquisitions.
ALEXANDRIA REAL ESTATE EQUITIES, INC. | Confidential and Proprietary | Do Not Copy or Distribute | All Rights Reserved © 2017
1

$1.7B
3Q21

MET AND SURPASSED GOAL

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	ii

ALEXANDRIA DOUBLED OUR TOTAL ASSET BASE

ALEXANDRIA, THROUGH OUR DISCIPLINED STRATEGY, HAS AMASSED UNMATCHED SCALE

29.6M SF
67.0M SF
2017
2021

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	iii

(1)Represents total equity capitalization for publicly traded U.S. REITs, from Bloomberg Professional Services as of December 31, 2021. Alexandria’s total equity capitalization is calculated using shares outstanding and the closing stock price as of December 31, 2021.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	iv

FEBRUARY 2021: ALEXANDRIA COMPLETED SINGLE LARGEST BOND OFFERING IN COMPANY HISTORY

$1.8B

2.51%

BLENDED INTEREST RATE

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	v

ALEXANDRIA MEETING THE LIFE SCIENCE INDUSTRY'S HISTORIC DEMAND FOR IMMEDIATE SPACE AND PROVIDING A PATH FOR FUTURE GROWTH

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	vi

ALEXANDRIA'S STELLAR 2021 LEASING IS DRIVEN BY HISTORIC DEMAND FOR ALEXANDRIA'S WORLD CLASS LABSPACE, RESULTING IN THE HIGHEST ANNUAL LEASING VOLUME IN COMPANY HISTORY

4.6M RSF
4.7M RSF
5.1M RSF
4.4M RSF
9.5M RSF
2017
2018
2019
2020
2021
RSF EXECUTED

9.5M RSF

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	vii

4Q21 LEASING RSF SHATTERS PREVIOUS RECORD OF TOTAL QUARTERLY LEASING

1.9M
RSF
4.1M
RSF
2Q21
4Q21
RSF EXECUTED

4.1M RSF

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	viii

JANUARY 2021: ALEXANDRIA COMPLETED LARGEST ACQUISITION IN COMPANY HISTORY

$1.48B PURCHASE PRICE

ALEXANDRIA CENTER® FOR LIFE SCIENCE – FENWAY MEGA CAMPUS

Operating: 927K SF | Active Development: 510K SF | Future Development: 508K SF

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	ix

DURING 2021, ALEXANDRIA LEASED OVER 1 MILLION RSF TO MODERNA, INCLUDING THE LARGEST LIFE SCIENCE LEASE IN COMPANY HISTORY

462K RSF

MODERNA HQ AND R&D CENTER

Designed to Be the Most Sustainable Laboratory Building in Cambridge

\+

684K RSF

LONG-TERM RENEWALS AT THREE EXISTING STRATEGIC LOCATIONS

TRUSTED STRATEGIC RELATIONSHIP SINCE 2012

ALEXANDRIA®
Building the Future of Life-Changing Innovation™

moderna

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	x

HISTORIC HIGH DEMAND TRANSLATES INTO ALEXANDRIA'S HISTORIC HIGH GROWTH

Alexandria's incremental annual rental revenue from highly leased new Class A properties through development and redevelopment

VISIBILITY FOR FUTURE GROWTH IN ANNUAL RENTAL REVENUE

Projects Under Construction		Key Projects Expected to Commence Construction in the Next Six Quarters[1]		Projected Incremental Annual Rental Revenue
4.8M RSF	+	**2.6M** RSF	=	**>$610M**
82% LEASED/NEGOTIATING		**89%** LEASED/NEGOTIATING		Primarily Commencing From 1Q22 Through 4Q24

As of December 31, 2021.
(1)We also expect other projects to commence construction in 2022.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	xi

CONFERENCE CALL INFORMATION:

Tuesday, February 1, 2022
3:00 p.m. Eastern Time
12:00 p.m. Pacific Time

(833) 366-1125 or
(412) 902-6738

Ask to join the conference call for Alexandria Real Estate Equities, Inc.

ALEXANDRIA®
Building the Future of Life-Changing Innovation™

CONTACT INFORMATION:

Alexandria Real Estate Equities, Inc. | corporateinformation@are.com

Joel S. Marcus
Executive Chairman & Founder

Stephen A. Richardson
Co-Chief Executive Officer

Paula Schwartz
Managing Director,
Rx Communications Group
(917) 322-2216

Dean A. Shigenaga
President &
Chief Financial Officer

Sara M. Kabakoff
Vice President –
Communications

ALEXANDRIA CENTER® FOR LIFE SCIENCE – SOUTH SAN FRANCISCO
STATE-OF-THE-ART MULTI-TENANT LIFE SCIENCE CAMPUS
Lyell
LEADERSHIP IN ENERGY & ENVIRONMENTAL DESIGN
LEED
GOLD
2021
201 HASKINS WAY | SOUTH SAN FRANCISCO
HIGHLIGHTS:

Anchored by Eli Lilly and Lyell Immunopharma, 75% of the building's tenants are from existing relationships

Our tenants are advancing novel platforms across key areas of unmet need, including cancer, sickle cell disease, and other chronic diseases

With sweeping bay views, this Class A development project features an array of amenities to help tenants win the war for talent

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	xii

ALEXANDRIA®

Building the Future of Life-Changing Innovation™

THAT'S WHAT'S IN

OUR DNA®

OUR MISSION

To create and grow life science ecosystems and clusters that ignite and accelerate the world's leading innovators in their noble pursuit to advance human health by curing disease and improving nutrition

OUR CLUSTER MODEL

Alexandria has identified four critical components for innovative companies to thrive: *location*, *innovation*, *talent*, and *capital*.

Our proven cluster model unites cutting-edge science and technology with leading scientific and managerial talent and strategic investment capital in best-in-class locations immediately adjacent to the world's top academic institutions.

LOCATION
INNOVATION
TALENT
CAPITAL

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	xiii

BEST-IN-CLASS MISSION-DRIVEN URBAN OFFICE REIT MAKING A POSITIVE AND LASTING IMPACT ON THE WORLD

Mission-Driven Company and a Leader in Environmental, Social, and Governance (ESG) Initiatives

ESG efforts have benefited our tenants, employees, and communities, as well as enhanced value for our stockholders over the long term

Long-Tenured Executive Management Team

Deep expertise, experience, and key relationships in the real estate, life science, agtech, and technology industries

Unique Strategy and Operational Excellence That Have Historically Driven High-Quality Per-Share Growth of Funds From Operations, Dividends, and Net Asset Value

S&P 500® Investment-Grade Rated REIT

Stable Long-Duration Cash Flows

Class A properties in AAA locations

Weighted-average remaining lease term: 7.5 years[2]

Strong Core Operating Metrics – Same Property Revenue and Net Operating Income

Favorable triple net lease structure with annual rent escalations

Historically strong demand from innovative entities and significant rental rate growth on leasing activity and early renewals

Disciplined Allocation of Capital to the Development/ Redevelopment of Highly Leased New Class A Properties

Visible, multiyear, highly leased value-creation pipeline expected to generate incremental annual net operating income

Prudent Management of Our Strong and Flexible Balance Sheet

Liquidity: $5.4 billion[1]

Weighted-average remaining debt term: 12.1 years[2]

Unique Underwriting Expertise and Experience

Prudent underwriting of innovative life science, agtech, and technology tenants

Development of strategic relationships

(1)Liquidity as of December 31, 2021, including our outstanding forward equity sales agreements entered into in January 2022. Refer to “Key credit metrics” of our Supplemental Information for additional details.
(2)As of December 31, 2021.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	xiv

COMMUNICATIONS AND REPORTING EXCELLENCE

2021
Nareit
GOLD AWARD
LARGE CAP EQUITY REIT
2015
2016
2018
2019
2020
Nareit
GOLD AWARD
LARGE CAP EQUITY REIT

FOURTH CONSECUTIVE AND SIXTH OVERALL GOLD AWARD

THE MOST NAREIT GOLD AWARDS EARNED BY ANY EQUITY REIT

TOP 10% Credit Rating Ranking Among All Publicly Traded U.S. REITs[(1)]

ARE S&P 500

Baa1
Stable[(2)]
Moody's Investors Service

BBB+
Positive[(2)]
S&P Global Ratings

A REIT Industry-Leading High-Quality Roster of 850+ Tenants and Stable Long-Duration Cash Flows

(1)Represents credit rating levels from Moody’s Investors Service and S&P Global Ratings for publicly traded U.S. REITs, from Bloomberg Professional Services as of December 31, 2021.
(2)As of the date of this report.
(3)As of December 31, 2021. Refer to “Annual rental revenue” and “Investment-grade or publicly traded large cap tenants” in the “Definitions and reconciliations” of our Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	xv

ALEXANDRIA'S MISSION-DRIVEN AND INDUSTRY-LEADING ESG PROGRAM

GRESB
REAL ESTATE
sector leader 2021

#1
BUILDINGS IN DEVELOPMENT
Diversified List

#2
BUILDINGS IN OPERATION
Science & Technology

A
GRESB DISCLOSURE SCORE
2018–2021

fitwel®
FITWEL IMPACT AWARD
Highest-Scoring Project of All Time
2020 | 2021

Fitwel® Viral Response Certified
2020 | 2021

MSCI
"A" RATING

#3
MOST SUSTAINABLE U.S. REIT[(1)]

SUSTAINALYTICS
LOW RISK

FAST COMPANY
INNOVATION BY DESIGN 2021
IMPACT HONOREE

9/11 MEMORIAL & MUSEUM
2021 BENEFIT HONOREE

STEAMCODERS
CORPORATE VANGUARD AWARD

(1)Source: Barron’s, “The 10 Most Sustainable REITs, According to Calvert,” February 19, 2021.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	xvi

ALEXANDRIA'S HIGHLY IMPACTFUL SOCIAL RESPONSIBILITY PILLARS

DEVELOPING AND IMPLEMENTING DISRUPTIVE SOLUTIONS TO SOCIETY'S MOST URGENT CHALLENGES

Accelerating Groundbreaking Medical Research to Advance Lifesaving Treatments and Cures

Harnessing the Agrifood Ecosystem to Combat Hunger, Improve Nutrition, and Support Human Health at Its Most Fundamental Level

Bolstering the Resilience of Our Military, Our Veterans, and Their Families

Conquering the Opioid Epidemic and Revolutionizing Addiction Treatment

Educationally Empowering Underserved Students to Achieve Long-Term Success and Reach Their Potential as Leaders in the Community

Building a Model for a Comprehensive, Sustainable Solution to Address Homelessness

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	xvii

Table of Contents
December 31, 2021

EARNINGS PRESS RELEASE	Page		Page
Fourth Quarter and Year Ended December 31, 2021 Financial and Operating Results	1	Earnings Call Information and About the Company	9
Acquisitions	4	Consolidated Statements of Operations	10
Dispositions and Sales of Partial Interest	6	Consolidated Balance Sheets	11
Guidance	8	Funds From Operations and Funds From Operations per Share	12

SUPPLEMENTAL INFORMATION	Page		Page
Company Profile	15	External Growth / Investments in Real Estate
Investor Information	16	Investments in Real Estate	34
Financial and Asset Base Highlights	17	New Class A Development and Redevelopment Properties:
High-Quality, Diverse, and Innovative Tenants	19	Recent Deliveries	36
Class A Properties in AAA Locations	20	Current Projects	39
Occupancy	21	Summary of Pipeline	44
Internal Growth		Construction Spending	48
Key Operating Metrics	22	Joint Venture Financial Information	49
Same Property Performance	23	Balance Sheet Management
Leasing Activity	24	Investments	51
Contractual Lease Expirations	25	Key Credit Metrics	52
Top 20 Tenants	26	Summary of Debt	53
Summary of Properties and Occupancy	27	Definitions and Reconciliations
Property Listing	28	Definitions and Reconciliations	56

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Please refer to page 9 of this Earnings Press Release and our Supplemental Information for further information.

This document is not an offer to sell or a solicitation to buy securities of Alexandria Real Estate Equities, Inc. Any offers to sell or solicitations to buy our securities shall be made only by means of a prospectus approved for that purpose. Unless otherwise indicated, the “Company,” “Alexandria,” “ARE,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and our consolidated subsidiaries.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	xviii

Alexandria Real Estate Equities, Inc.,
at the Vanguard of the Life Science Industry,
Providing High-Quality Office/Laboratory Space to Meet Historic-High Demand, Reports:
4Q21 and 2021 Net Income per Share – Diluted of $0.47 and $3.82, respectively;
4Q21 and 2021 FFO per Share – Diluted, As Adjusted, of $1.97 and $7.76, respectively

PASADENA, Calif. – January 31, 2022 – Alexandria Real Estate Equities, Inc. (NYSE:ARE) announced financial and operating results for the fourth quarter and year ended December 31, 2021.

Key highlights
Operating results	4Q21	4Q20	2021	2020
Total revenues:
In millions	$576.9	$463.7	$2,114.2	$1,885.6
Growth	24.4%		12.1%
Net income attributable to Alexandria’s common stockholders – diluted
In millions	$72.8	$435.9	$563.4	$760.8
Per share	$0.47	$3.26	$3.82	$6.01
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted
In millions	$303.6	$246.6	$1,144.9	$923.8
Per share	$1.97	$1.84	$7.76	$7.30
Historic leasing volume and rental rate growth
•Historic demand for our high-quality office/laboratory space has translated into record leasing volume and rental rate growth in 2021 for our overall portfolio and our value-creation pipeline.

	4Q21		Previous Quarterly Record	2021		Previous Annual Record
Total leasing activity – RSF	4,094,174	(1)	1,933,838	9,516,301	(1)	5,062,722
Leasing of development and redevelopment space – RSF	1,795,633	(1)	1,063,951	3,867,383	(1)	2,258,262
Lease renewals and re-leasing of space:
RSF (included in total leasing activity above)	1,947,727	(1)	1,472,713	4,614,040	(1)	2,562,178
Rental rate increases	35.9%			37.9%	(1)	37.6%
Rental rate increases (cash basis)	22.9%			22.6%	(1)	18.3%
(1)Represents the highest leasing volume and rental rate growth in Company history.

Continued strong net operating income and internal growth
•Net operating income (cash basis) of $1.4 billion for 4Q21 annualized, up $279.9 million, or 24.2%, compared to 4Q20 annualized.
•95% of our leases contain contractual annual rent escalations approximating 3%.
•Same property net operating income growth:
•5.0% and 7.5% (cash basis) for 4Q21 over 4Q20.
•4.2% and 7.1% (cash basis) for 2021 over 2020.

A REIT industry-leading high-quality tenant roster with high-quality revenues and cash flows, strong margins, and operational excellence; growth of 100 bps in occupancy over 4Q20(1)

Percentage of total annual rental revenue in effect from investment-grade or publicly traded large cap tenants	51%

Occupancy of operating properties in North America	94.0%
Occupancy of operating properties in North America (excluding vacancy at recently acquired properties)	98.7%	(1)
Operating margin	70%
Adjusted EBITDA margin	71%

Weighted-average remaining lease term:
All tenants	7.5	years
Top 20 tenants	10.9	years
(1)Excludes 1.8 million RSF, or 4.7%, of vacancy at recently acquired properties representing lease-up opportunities that are expected to provide incremental annual rental revenues. Excluding recently acquired vacancies, occupancy was 98.7% as of December 31, 2021, up 100 bps from 97.7% as of December 31, 2020. Refer to “Occupancy” in our Supplemental Information.

Historic high demand drives visibility for future growth aggregating $610 million of incremental annual rental revenue from 7.4 million RSF of value-creation projects that are 83% leased/negotiating
Our highly leased value-creation pipeline of current and near-term projects that are under construction or that will commence construction in the next six quarters is expected to generate greater than $610 million of incremental annual rental revenues, primarily commencing from 1Q22 through 4Q24.
•7.4 million RSF of our value-creation projects are either under construction or expected to commence construction in the next six quarters.
•83% leased/negotiating.

Strong and flexible balance sheet with significant liquidity
•Investment-grade credit ratings ranked in the top 10% among all publicly traded U.S. REITs as of December 31, 2021.
•Net debt and preferred stock to Adjusted EBITDA of 5.2x and fixed-charge coverage ratio of 5.3x for 4Q21 annualized, representing the best ratios in the past 10 years.
•Total debt and preferred stock to gross assets of 26% as of December 31, 2021.
•$5.4 billion liquidity as of December 31, 2021, including our outstanding forward equity sales agreements entered into in January 2022.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	1

Fourth Quarter and Year Ended December 31, 2021 Financial and Operating Results (continued)
December 31, 2021

Strategic value harvesting and asset recycling
During 4Q21, we completed $2.0 billion in dispositions and partial interest sales at an average capitalization rate (cash basis) of 4.2%.

Continued dividend strategy to share growth in cash flows with stockholders
Common stock dividend declared for 4Q21 of $1.15 per common share, aggregating $4.48 per common share for the year ended December 31, 2021, up 24 cents, or 6%, over the year ended December 31, 2020. Our FFO payout ratio of 60% for the three months ended December 31, 2021 allows us to continue to share growth in cash flows from operating activities with our stockholders while also retaining a significant portion for reinvestment.

Key items included in operating results

Key items included in net income attributable to Alexandria’s common stockholders:

	4Q21		4Q20	4Q21	4Q20	2021	2020	2021	2020
(In millions, except per share amounts)	Amount			Per Share – Diluted		Amount		Per Share – Diluted
Unrealized (losses) gains on non-real estate investments	$(139.7)		$233.5	$(0.91)	$1.75	$43.6	$374.0	$0.30	$2.96
Significant realized gains on non-real estate investments	—		—	—	—	110.1	—	0.75	—
Gain on sales of real estate	124.2	(1)	152.5	0.80	1.14	126.6	154.1	0.86	1.22
Impairment of real estate	—		(25.2)	—	(0.19)	(52.7)	(55.7)	(0.35)	(0.44)
Impairment of non-real estate investments	—		—	—	—	—	(24.5)	—	(0.19)
Loss on early extinguishment of debt	—		(7.9)	—	(0.06)	(67.3)	(60.7)	(0.46)	(0.48)
Termination fee	—		—	—	—	—	86.2	—	0.68
Acceleration of stock compensation expense due to executive officer resignation	—		—	—	—	—	(4.5)	—	(0.04)
Total	$(15.5)		$352.9	$(0.11)	$2.64	$160.3	$468.9	$1.10	$3.71
(1)Refer to “Funds from operations and funds from operations per share” of this Earnings Press Release for additional details.

External growth and investment in real estate
Alexandria at the vanguard of innovation for over 850 tenants, with a focus on accommodating current tenant needs and providing a path for their future growth
•During 4Q21, we completed acquisitions in our key life science cluster submarkets aggregating 4.1 million SF, comprising 3.9 million RSF of future development opportunities and 191,879 RSF of operating space, for an aggregate purchase price of $1.5 billion, including our previously announced acquisition of One Rogers Street in our Cambridge submarket for a purchase price of $849.4 million. These acquisitions are primarily focused on future development or redevelopment opportunities to expand our mega campuses and accommodate the future growth of our tenants.
Delivery and commencement of value-creation projects
•During 4Q21, we placed into service development and redevelopment projects aggregating 600,768 RSF that are 100% leased across multiple submarkets.
•Annual net operating income (cash basis) is expected to increase by $39 million upon the burn-off of initial free rent from recently delivered projects.
•During 4Q21, we commenced construction on four value-creation projects aggregating 1.1 million RSF, including a 403,892 RSF recently acquired redevelopment project at One Rogers Street, which expands our Alexandria Center® at Kendall Square mega campus in Cambridge. We pre-leased the entire building by executing leases aggregating 403,892 RSF prior to the closing of the acquisition in December 2021.
•In January 2022, we completed the acquisition of 202,997 SF additional development entitlements, for an aggregate of 507,997 SF, at our 421 Park Drive future development site in our Alexandria Center® for Life Science – Fenway mega campus in our Fenway submarket.

Value-creation pipeline of new Class A development and redevelopment projects as a percentage of gross assets	4Q21
Under construction projects 82% leased/negotiating	9%
Pre-leased/negotiating near-term projects 89% leased/negotiating	2%
Income-producing/potential cash flows/covered land play(1)	6%
Land	2%

(1)Includes projects that have existing buildings that are generating or can generate operating cash flows. Also includes development rights associated with existing operating campuses.

Balance sheet management
Credit rating outlook improvement
In October 2021, S&P Global Ratings upgraded our corporate issuer credit rating outlook to BBB+/Positive from BBB+/Stable as a result of our consistently strong operating performance and long-term positive fundamentals.

Key metrics as of December 31, 2021
•$44.0 billion of total market capitalization.
•$35.2 billion of total equity capitalization; represents top 10% in total equity capitalization among all publicly traded U.S. REITs as of December 31, 2021.
•No debt maturities prior to 2024.
•12.1 years weighted-average remaining term of debt as of December 31, 2021.

	4Q21			Goal
	Quarter		Trailing	4Q22
	Annualized		12 Months	Annualized
Net debt and preferred stock to Adjusted EBITDA	5.2x	(1)	5.6x	Less than or equal to 5.1x
Fixed-charge coverage ratio	5.3x	(1)	5.0x	Greater than or equal to 5.1x

(1)Net debt and preferred stock to adjusted EBITDA and fixed-charge coverage represent the best ratios in the past 10 years.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	2

Fourth Quarter and Year Ended December 31, 2021 Financial and Operating Results (continued)
December 31, 2021

Key capital events
•In December 2021, we entered into a new ATM common stock offering program, which allows us to sell up to an aggregate of $1.0 billion of our common stock. As of January 31, 2022, the full amount remains available for future sales of our common stock.
•In December 2021, we settled the outstanding forward equity sales agreements by issuing 4.6 million shares of common stock and received net proceeds of $770.6 million.
•In January 2022, we entered into new forward equity sales agreements aggregating $1.7 billion to sell 8.1 million shares of our common stock (including the exercise of underwriters’ option) at a public offering price of $210.00 per share, before underwriting discounts and commissions.
Investments
•As of December 31, 2021, our investments aggregated $1.9 billion, including unrealized gains of $797.7 million.
•Investment income of $259.5 million for the year ended December 31, 2021 included $215.8 million in realized gains and $43.6 million in unrealized gains.

Industry and ESG leadership: catalyzing and leading the way for positive change to benefit human health and society

•In January 2022, Alexandria Venture Investments, our strategic venture capital platform, was recognized by Silicon Valley Bank in its “Healthcare Investments and Exits: 2022 Annual Report” as the #1 most active corporate investor in biopharma by new deal volume (2020-2021) for the fifth consecutive year. Alexandria’s venture activity provides us with, among other things, mission-critical data and knowledge on key industry innovations and trends.
•In December 2021, Alexandria established a new social responsibility pillar to address America’s growing mental health crisis, with a focus on helping children cope with the loss of a parent or family member to suicide. By partnering with Camp Kita, a tuition-free summer camp for 8- to 17-year-olds who are impacted by the loss of a family member to suicide, we have enabled the non-profit to have long-term access to 28 acres in Acton, Maine that will serve as the camp’s future home. The dedicated space will allow Camp Kita to expand its programming, advance its mission, and support the mental health of a community of young survivors.
•As a testament to Alexandria’s operational excellence and exceptional team, in November 2021, we were recognized at the 2021 BOMA Boston TOBY (The Outstanding Building of the Year) & Industry Awards for the Laboratory Building of the Year (100 Binney Street) and the Corporate Facility of the Year (200 Technology Square). Five members from our Greater Boston team were also honored for their individual achievements. The TOBY & Industry Awards recognize excellence in property management, building operations, and service in the commercial real estate industry.
•In November 2021, Alexandria’s executive chairman and founder, Joel S. Marcus, joined the National Medal of Honor Museum Foundation at the Dallas Cowboys’ “Salute to Service” game to support the future National Medal of Honor Museum in Arlington, Texas and its mission to inspire visitors with the stories of our country’s Medal of Honor recipients for generations to come. Mr. Marcus has served on the foundation’s board of directors since 2019.
•In October 2021, OneFifteen, an innovative, data-driven non-profit evidence-based healthcare ecosystem dedicated to the full and sustained recovery of people living with addiction, celebrated its second anniversary. Since seeing its first patients in October 2019 at its pioneering campus in Dayton, Ohio, which was designed and developed by Alexandria, OneFifteen has treated over 4,000 patients and conducted over 11,500 telehealth visits.
•In October 2021, STEAM:Coders honored Alexandria with the Corporate Vanguard Award, recognizing our longstanding commitment to the non-profit’s mission to inspire underrepresented and underserved students and their families through science, technology, engineering, art, and math (STEAM) education in preparation for academic and career opportunities.

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Acquisitions
December 31, 2021
(Dollars in thousands)

Property	Submarket/Market	Date of Purchase	Number of Properties	Operating Occupancy		Square Footage									Purchase Price
						Acquisitions With Development/Redevelopment Opportunities(1)
						Future Development	Active Development/Redevelopment	Operating With Future Development/ Redevelopment		Operating(2)		Operating		Total(3)

Completed in YTD 3Q21			76	93%		7,946,121	1,434,803	2,823,087		2,801,041		238,948		14,272,878	$3,941,902

Completed in 4Q21:
One Rogers Street	Cambridge/Inner Suburbs/ Greater Boston	12/30/21	1	100	(4)	TBD	403,892	—		4,367		—		408,259	849,422
1178 El Camino Real	South San Francisco/San Francisco Bay Area	11/5/21	—	N/A		620,000	—	—		—		—		620,000	128,000
3420 and 3440 Hillview Avenue	Greater Stanford/San Francisco Bay Area	10/5/21	2	75		—	—	185,228		—		—		185,228	203,800
888 Bransten Road	Greater Stanford/San Francisco Bay Area	11/4/21	—	N/A		210,830	—	—		—		—		210,830	55,000
Other	Various	Various	8	75		1,888,874	144,113	489,466		—		187,512		2,709,965	291,030
			11	75		2,719,704	548,005	674,694	(5)	4,367	(5)	187,512	(5)	4,134,282	1,527,252
2021 acquisitions			87	91%		10,665,825	1,982,808	3,497,781		2,805,408		426,460		18,407,160	$5,469,154

(1)We expect to provide total estimated costs and related yields for development and redevelopment projects in the future, subsequent to the commencement of construction. Refer to “New Class A development and redevelopment properties: current projects” in our Supplemental Information for additional details on active development and redevelopment projects.
(2)Represents the operating component of our value-creation acquisitions that is not expected to undergo development or redevelopment.
(3)Represents total square footage upon completion of development or redevelopment of a new Class A property. Square footage presented includes RSF of buildings currently in operations with future development or redevelopment opportunities. We intend to demolish and develop or to redevelop the existing properties upon expiration of the existing in-place leases. Refer to “Definitions and reconciliations” in our Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(4)We pre-leased the entire building by executing leases aggregating 403,892 RSF prior to closing of the acquisition in December 2021.
(5)We expect the acquisitions completed during the three months ended December 31, 2021 to generate initial annual net operating income of $14.8 million for the twelve months following acquisition. These acquisitions included 11 operating properties with a weighted-average acquisition date of October 19, 2021 (weighted by initial annual net operating income).

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	4

Acquisitions (continued)
December 31, 2021
(Dollars in thousands)

Property	Submarket/Market	Date of Purchase	Number of Properties	Operating Occupancy	Square Footage							Purchase Price
					Acquisitions With Development/Redevelopment Opportunities(1)
					Future Development		Active Development/Redevelopment	Operating With Future Development/ Redevelopment	Operating(2)	Operating	Total(3)

Completed in January 2022:
421 Park Drive(4)	Fenway/Greater Boston	1/13/22	—	N/A	202,997	(4)	—	—	—	—	202,997	$81,119
225 and 235 Presidential Way	Route 128/Greater Boston	1/28/22	2	100%	—		—	440,130	—	—	440,130	124,673
3301, 3303, 3305, and 3307 Hillview Avenue	Greater Stanford/ San Francisco Bay Area	1/6/22	4	100	—		—	292,013	—	—	292,013	446,000
Costa Verde by Alexandria	University Town Center/ San Diego	1/11/22	1	100	537,000		—	8,730	—	—	545,730	125,000
Alexandria Center® for Life Science – Durham	Research Triangle/Research Triangle	1/11/22	—	N/A	1,175,000		—	—	—	—	1,175,000	99,428
104 and 108/110/112/114 TW Alexander Drive, 2752 East NC Highway 54, and 10 South Triangle Drive(5)	Research Triangle/Research Triangle	1/6/22	4	88	750,000		—	69,484	—	—	819,484	80,000
Other	Various	Various	7	92	228,250		—	428,097	381,760	—	1,038,107	263,620
			18	96%	2,893,247		—	1,238,454	381,760	—	4,513,461	1,219,840
Pending acquisitions:
Mercer Mega Block	Lake Union/Seattle	February 2022	—	N/A	800,000		—	—	—	—	800,000	143,500
Intersection Campus	Texas	February 2022	9	81%	—		—	998,304	—	—	998,304	402,000
												545,500
Other targeted acquisitions(6)												1,234,660
2022 acquisitions (midpoint)												$3,000,000

2022 guidance range											$2,500,000 – $3,500,000

(1)We expect to provide total estimated costs and related yields for development and redevelopment projects in the future, subsequent to the commencement of construction.
(2)Represents the operating component of our value-creation acquisitions that is not expected to undergo development or redevelopment.
(3)Represents total square footage upon completion of development or redevelopment of a new Class A property. Square footage presented includes RSF of buildings currently in operation with future development or redevelopment opportunities. We intend to demolish and develop or to redevelop the existing properties upon expiration of the existing in-place leases. Refer to “Definitions and reconciliations” in our Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(4)Represents the incremental purchase price related to the achievement of additional entitlement rights of 202,997 SF at our Alexandria Center® for Life Science – Fenway mega campus.
(5)Represents the acquisition of fee simple interests in the land underlying our recently acquired 108/110/112/114 TW Alexander Drive buildings, which were previously subject to ground leases.
(6)Includes a land parcel aggregating 680,000 RSF of future development opportunity at 1150 El Camino Real in our South San Francisco submarket. The property is a transit-oriented opportunity with a BART station located on premises that will combine with other contiguous land that was recently acquired, including 1122 and 1178 El Camino Real, to create a new mega campus consisting of 2.0 million RSF of future development opportunities.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	5

Dispositions and Sales of Partial Interest
December 31, 2021
(Dollars in thousands)

							Capitalization Rate (Cash Basis)			Sales Price per RSF	Gain or Consideration in Excess of Book Value
Property	Submarket/Market	Date of Sale	Interest Sold		RSF	Capitalization Rate		Sales Price(1)

Completed in YTD 3Q21					1,011,263			$663,283			$201,490

Completed in 4Q21:
50 and 60 Binney Street	Cambridge/Inner Suburbs/ Greater Boston	12/15/21	66%		532,395	4.3%	3.9%	782,259		$2,226	457,529	(3)

409 and 499 Illinois Street	Mission Bay/San Francisco Bay Area	10/5/21	35%	(2)	455,069	5.0%	4.2%	274,681		$1,366	113,756	(3)
1500 Owens Street	Mission Bay/San Francisco Bay Area		25.1%	(2)	158,267

455 Mission Bay Boulevard South	Mission Bay/San Francisco Bay Area	12/16/21	75%		228,140	4.1%	3.8%	381,355		$1,295	221,868	(3)
1700 Owens Street	Mission Bay/San Francisco Bay Area				164,513

Menlo Gateway	Greater Stanford/San Francisco Bay Area	12/21/21	(4)		772,983	5.4%	5.1%	397,851	(5)	$1,430	101,050	(6)
2301 5th Avenue	Lake Union/Seattle	12/22/21	100%		197,135	6.3%	4.9%	118,707		$602	23,175	(6)
Other	Various	Various	100%		79,007	N/A	N/A	12,000		N/A	—
					2,587,509			1,966,853			917,378
2021 dispositions and sales of partial interest					3,598,772			$2,630,136	(7)		$1,118,868	(8)

(1)For sales of partial interests; represents the contractual sales price for the percentage interest of the property sold by us.
(2)We recapitalized these consolidated real estate joint ventures and sold: (i) a 35% interest in 409 and 499 Illinois Street and (ii) a 25.1% interest in 1500 Owens Street, resulting in an acquisition by the investor of a 75% ownership interest in each joint venture, including the interest held by our previous joint venture partners.
(3)For each partial interest sale, we retained control over the newly formed real estate joint venture and therefore continued to consolidate this property. We accounted for the difference between the consideration received and the book value of the interest sold as an equity transaction, with no gain or loss recognized in earnings.
(4)We sold our 49.0% interest in Menlo Gateway, which represents our entire equity interest in the unconsolidated real estate joint venture.
(5)Represents a sales price of $541.5 million less our share of the debt held by the unconsolidated real estate joint venture assumed by the buyer aggregating $143.6 million.
(6)We sold our entire interest in this property and recognized the related gain in earnings, classified within gain (loss) on sales of real estate in our consolidated statements of operations.
(7)Represents the highest total volume of dispositions in Company history, at a weighted-average capitalization rate (cash basis) of 4.1%.
(8)We achieved a weighted-average value-creation margin of 75% on our completed dispositions and sales of partial interest.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	6

Dispositions and Sales of Partial Interest (continued)
December 31, 2021
(Dollars in thousands)

Property	Market	Date of Sale	Interest Sold	RSF	Sales Price

Partial interest sale	Greater Boston	1Q22	TBD	TBD	$650,000	–	$750,000
Other real estate dispositions and partial interest sales		1Q22	TBD	TBD	50,000	–	150,000
Other targeted real estate dispositions and partial interest sales					600,000	–	1,200,000

2022 guidance range					$1,300,000	–	$2,100,000

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	7

Guidance
December 31, 2021
(Dollars in millions, except per share amounts)

The following guidance is based on our current view of existing market conditions and assumptions for the year ending December 31, 2022. There can be no assurance that actual amounts will not be materially higher or lower than these expectations. Also, refer to our discussion of “forward-looking statements” on page 9 of this Earnings Press Release for additional details.

Projected 2022 Earnings per Share and Funds From Operations per Share Attributable to Alexandria’s Common Stockholders – Diluted
Earnings per share(1)	$2.65 to $2.85
Depreciation and amortization of real estate assets	5.65
Allocation to unvested restricted stock awards	(0.04)
Funds from operations per share(2)	$8.26 to $8.46
Midpoint	$8.36

Key Assumptions	Low	High
Occupancy percentage in North America as of December 31, 2022	95.2%	95.8%
Lease renewals and re-leasing of space:
Rental rate increases	30.0%	35.0%
Rental rate increases (cash basis)	18.0%	23.0%
Same property performance:
Net operating income increase	5.5%	7.5%
Net operating income increase (cash basis)	6.5%	8.5%
Straight-line rent revenue	$150	$160
General and administrative expenses	$168	$176
Capitalization of interest	$269	$279
Interest expense	$90	$100

Key Credit Metrics	2022 Guidance
Net debt and preferred stock to Adjusted EBITDA – 4Q22 annualized	Less than or equal to 5.1x
Fixed-charge coverage ratio – 4Q22 annualized	Greater than or equal to 5.1x

Key Sources and Uses of Capital	Range		Midpoint	Certain Completed Items
Sources of capital:
Net cash provided by operating activities after dividends	$275	$325	$300
Incremental debt	1,375	1,025	1,200
Real estate dispositions and partial interest sales (refer to page 7)	1,300	2,100	1,700
Common equity	2,250	3,250	2,750	$1,691
Total sources of capital	$5,200	$6,700	$5,950
Uses of capital:
Construction (refer to page 48)	$2,700	$3,200	$2,950
Acquisitions (refer to page 5)	2,500	3,500	3,000	$1,220
Total uses of capital	$5,200	$6,700	$5,950
Incremental debt (included above):
Issuance of unsecured senior notes payable	$1,200	$1,700	$1,450
Unsecured senior line of credit, commercial paper, and other	175	(675)	(250)
Incremental debt	$1,375	$1,025	$1,200

(1)Excludes unrealized gains or losses after December 31, 2021 that are required to be recognized in earnings and are excluded from funds from operations per share, as adjusted.
(2)Refer to “Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders” in the “Definitions and reconciliations” of our Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	8

Earnings Call Information and About the Company
December 31, 2021

We will host a conference call on Tuesday, February 1, 2022, at 3:00 p.m. Eastern Time (“ET”)/noon Pacific Time (“PT”), which is open to the general public, to discuss our financial and operating results for the fourth quarter and year ended December 31, 2021. To participate in this conference call, dial (833) 366-1125 or (412) 902-6738 shortly before 3:00 p.m. ET/noon PT and ask the operator to join the call for Alexandria Real Estate Equities, Inc. The audio webcast can be accessed at www.are.com in the “For Investors” section. A replay of the call will be available for a limited time from 5:00 p.m. ET/2:00 p.m. PT on Tuesday, February 1, 2022. The replay number is (877) 344-7529 or (412) 317-0088, and the access code is 10161869.

Additionally, a copy of this Earnings Press Release and Supplemental Information for the fourth quarter and year ended December 31, 2021, is available in the “For Investors” section of our website at www.are.com or by following this link: http://www.are.com/fs/2021q4.pdf.

For any questions, please contact Joel S. Marcus, executive chairman and founder; Stephen A. Richardson, co-chief executive officer; Peter M. Moglia, co-chief executive officer and co-chief investment officer; Dean A. Shigenaga, president and chief financial officer; Paula Schwartz, managing director of Rx Communications Group, at (917) 322-2216; or Sara M. Kabakoff, vice president – communications, at (626) 578-0777.

About the Company

Alexandria Real Estate Equities, Inc. (NYSE:ARE), an S&P 500® urban office real estate investment trust (“REIT”), is the first, longest-tenured, and pioneering owner, operator, and developer uniquely focused on collaborative life science, agtech, and technology campuses in AAA innovation cluster locations, with a total market capitalization of $44.0 billion as of December 31, 2021, and an asset base in North America of 67.0 million square feet (“SF”). The asset base in North America includes 38.8 million RSF of operating properties and 4.8 million RSF of Class A properties undergoing construction, 8.7 million RSF of near-term and intermediate-term development and redevelopment projects, and 14.7 million SF of future development projects. Founded in 1994, Alexandria pioneered this niche and has since established a significant market presence in key locations, including Greater Boston, the San Francisco Bay Area, New York City, San Diego, Seattle, Maryland, and Research Triangle. Alexandria has a longstanding and proven track record of developing Class A properties clustered in urban life science, agtech, and technology campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science, agtech, and technology companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

***********

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding our 2022 earnings per share attributable to Alexandria’s common stockholders – diluted, 2022 funds from operations per share attributable to Alexandria’s common stockholders – diluted, net operating income, and our projected sources and uses of capital. You can identify the forward-looking statements by their use of forward-looking words, such as “forecast,” “guidance,” “goals,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” “targets,” or “will,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. There can be no assurance that actual results will not be materially higher or lower than these expectations. These statements are subject to risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, lower than expected yields, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully place into service and lease any properties undergoing development or redevelopment and our existing space held for future development or redevelopment (including new properties acquired for that purpose), our failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, failure to obtain LEED and other healthy building certifications and efficiencies, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of the date of this Earnings Press Release and Supplemental Information, and unless otherwise stated, we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

Alexandria®, Lighthouse Design® logo, Building the Future of Life-Changing Innovation™, That’s What’s in Our DNA®, Labspace®, Alexandria Center®, Alexandria Technology Square®, Alexandria Technology Center®, and Alexandria Innovation Center® are copyrights and trademarks of Alexandria Real Estate Equities, Inc. All other company names, trademarks, and logos referenced herein are the property of their respective owners.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	9

Consolidated Statements of Operations
December 31, 2021
(Dollars in thousands, except per share amounts)

	Three Months Ended						Year Ended
	12/31/21		9/30/21	6/30/21	3/31/21	12/31/20	12/31/21		12/31/20
Revenues:
Income from rentals	$574,656		$546,527	$508,371	$478,695	$461,335	$2,108,249		$1,878,208
Other income	2,267		1,232	1,248	1,154	2,385	5,901		7,429
Total revenues	576,923		547,759	509,619	479,849	463,720	2,114,150		1,885,637

Expenses:
Rental operations	175,717		165,995	143,955	137,888	136,767	623,555		530,224
General and administrative	41,654		37,931	37,880	33,996	32,690	151,461		133,341
Interest	34,862		35,678	35,158	36,467	37,538	142,165		171,609
Depreciation and amortization	239,254		210,842	190,052	180,913	177,750	821,061		698,104
Impairment of real estate	—		42,620	4,926	5,129	25,177	52,675		48,078
Loss on early extinguishment of debt	—		—	—	67,253	7,898	67,253		60,668
Total expenses	491,487		493,066	411,971	461,646	417,820	1,858,170		1,642,024

Equity in earnings of unconsolidated real estate joint ventures	3,018		3,091	2,609	3,537	3,593	12,255		8,148
Investment (loss) income	(112,884)		67,084	304,263	1,014	255,137	259,477		421,321
Gain (loss) on sales of real estate	124,226	(1)	(435)	—	2,779	152,503	126,570	(1)	154,089
Net income	99,796		124,433	404,520	25,533	457,133	654,282		827,171
Net income attributable to noncontrolling interests	(24,901)		(21,286)	(19,436)	(17,412)	(15,649)	(83,035)		(56,212)
Net income attributable to Alexandria Real Estate Equities, Inc.’s stockholders	74,895		103,147	385,084	8,121	441,484	571,247		770,959
Net income attributable to unvested restricted stock awards	(2,098)		(1,883)	(4,521)	(2,014)	(5,561)	(7,848)		(10,168)
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$72,797		$101,264	$380,563	$6,107	$435,923	$563,399		$760,791

Net income per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders:
Basic	$0.47		$0.67	$2.61	$0.04	$3.26	$3.83		$6.03
Diluted	$0.47		$0.67	$2.61	$0.04	$3.26	$3.82		$6.01

Weighted-average shares of common stock outstanding:
Basic	153,464		150,854	145,825	137,319	133,688	146,921		126,106
Diluted	154,307		151,561	146,058	137,688	133,827	147,460		126,490

Dividends declared per share of common stock	$1.15		$1.12	$1.12	$1.09	$1.09	$4.48		$4.24

(1)Refer to “Funds from operations and funds from operations per share” of this Earnings Press Release for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	10

Consolidated Balance Sheets
December 31, 2021
(In thousands)

	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20
Assets
Investments in real estate	$24,980,669	$23,071,514	$21,692,385	$20,253,418	$18,092,372
Investments in unconsolidated real estate joint ventures	38,483	321,737	323,622	325,928	332,349
Cash and cash equivalents	361,348	325,872	323,876	492,184	568,532
Restricted cash	53,879	42,182	33,697	42,219	29,173
Tenant receivables	7,379	7,749	6,710	7,556	7,333
Deferred rent	839,335	816,219	781,600	751,967	722,751
Deferred leasing costs	402,898	329,952	321,005	294,328	272,673
Investments	1,876,564	2,046,878	1,999,283	1,641,811	1,611,114
Other assets	1,658,818	1,596,615	1,536,672	1,424,935	1,191,581
Total assets	$30,219,373	$28,558,718	$27,018,850	$25,234,346	$22,827,878

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$205,198	$198,758	$227,984	$229,406	$230,925
Unsecured senior notes payable	8,316,678	8,314,851	8,313,025	8,311,512	7,232,370
Unsecured senior line of credit and commercial paper	269,990	749,978	299,990	—	99,991
Accounts payable, accrued expenses, and other liabilities	2,210,410	2,149,450	1,825,387	1,750,687	1,669,832
Dividends payable	183,847	173,560	170,647	160,779	150,982
Total liabilities	11,186,123	11,586,597	10,837,033	10,452,384	9,384,100

Commitments and contingencies

Redeemable noncontrolling interests	9,612	11,681	11,567	11,454	11,342

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
Common stock	1,580	1,532	1,507	1,457	1,367
Additional paid-in capital	16,195,256	14,727,735	14,194,023	12,994,748	11,730,970
Accumulated other comprehensive loss	(7,294)	(6,029)	(4,508)	(5,799)	(6,625)
Alexandria Real Estate Equities, Inc.’s stockholders’ equity	16,189,542	14,723,238	14,191,022	12,990,406	11,725,712
Noncontrolling interests	2,834,096	2,237,202	1,979,228	1,780,102	1,706,724
Total equity	19,023,638	16,960,440	16,170,250	14,770,508	13,432,436
Total liabilities, noncontrolling interests, and equity	$30,219,373	$28,558,718	$27,018,850	$25,234,346	$22,827,878

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	11

Funds From Operations and Funds From Operations per Share
December 31, 2021
(In thousands)

The following table presents a reconciliation of net income (loss) attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations attributable to Alexandria’s common stockholders – diluted, and funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below:

	Three Months Ended						Year Ended
	12/31/21		9/30/21	6/30/21	3/31/21	12/31/20	12/31/21		12/31/20
Net income attributable to Alexandria’s common stockholders	$72,797		$101,264	$380,563	$6,107	$435,923	$563,399		$760,791
Depreciation and amortization of real estate assets	234,979		205,436	186,498	177,720	173,392	804,633		684,682
Noncontrolling share of depreciation and amortization from consolidated real estate JVs	(21,265)		(17,871)	(16,301)	(15,443)	(15,032)	(70,880)		(61,933)
Our share of depreciation and amortization from unconsolidated real estate JVs	3,058		3,465	4,135	3,076	2,976	13,734		11,413
(Gain) loss on sales of real estate	(124,226)	(1)	435	—	(2,779)	(152,503)	(126,570)	(1)	(154,089)
Impairment of real estate – rental properties	—		18,602	1,754	5,129	25,177	25,485		40,501
Allocation to unvested restricted stock awards	—		(1,472)	(2,191)	(201)	(420)	(6,315)		(7,018)
Funds from operations attributable to Alexandria’s common stockholders – diluted(2)	165,343		309,859	554,458	173,609	469,513	1,203,486		1,274,347
Unrealized losses (gains) on non-real estate investments	139,716		14,432	(244,031)	46,251	(233,538)	(43,632)		(374,033)
Significant realized gains on non-real estate investments	—		(52,427)	(34,773)	(22,919)	—	(110,119)		—
Impairment of non-real estate investments	—		—	—	—	—	—		24,482
Impairment of real estate	—		24,018	3,172	—	—	27,190		15,221
Loss on early extinguishment of debt	—		—	—	67,253	7,898	67,253		60,668
Termination fee	—		—	—	—	—	—		(86,179)
Acceleration of stock compensation expense due to executive officer resignation	—		—	—	—	—	—		4,499
Allocation to unvested restricted stock awards	(1,432)		149	3,428	(1,208)	2,774	710		4,790
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted	$303,627		$296,031	$282,254	$262,986	$246,647	$1,144,888		$923,795

(1)Includes $101.1 million related to the sale of our entire 49.0% interest in the unconsolidated real estate joint venture at Menlo Gateway.
(2)Calculated in accordance with standards established by the Nareit Board of Governors.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	12

Funds From Operations and Funds From Operations per Share (continued)
December 31, 2021
(In thousands, except per share amounts)

The following table presents a reconciliation of net income (loss) per share attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with GAAP, including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations per share attributable to Alexandria’s common stockholders – diluted, and funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below. Per share amounts may not add due to rounding.

	Three Months Ended					Year Ended
	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20	12/31/21	12/31/20
Net income per share attributable to Alexandria’s common stockholders – diluted	$0.47	$0.67	$2.61	$0.04	$3.26	$3.82	$6.01
Depreciation and amortization of real estate assets	1.40	1.26	1.19	1.20	1.21	5.07	5.01
(Gain) loss on sales of real estate	(0.80)	—	—	(0.02)	(1.14)	(0.86)	(1.22)
Impairment of real estate – rental properties	—	0.12	0.01	0.04	0.19	0.17	0.32
Allocation to unvested restricted stock awards	—	(0.01)	(0.01)	—	(0.01)	(0.04)	(0.05)
Funds from operations per share attributable to Alexandria’s common stockholders – diluted	1.07	2.04	3.80	1.26	3.51	8.16	10.07
Unrealized losses (gains) on non-real estate investments	0.91	0.10	(1.67)	0.34	(1.75)	(0.30)	(2.96)
Significant realized gains on non-real estate investments	—	(0.35)	(0.24)	(0.17)	—	(0.75)	—
Impairment of non-real estate investments	—	—	—	—	—	—	0.19
Impairment of real estate	—	0.16	0.02	—	—	0.18	0.12
Loss on early extinguishment of debt	—	—	—	0.49	0.06	0.46	0.48
Termination fee	—	—	—	—	—	—	(0.68)
Acceleration of stock compensation expense due to executive officer resignation	—	—	—	—	—	—	0.04
Allocation to unvested restricted stock awards	(0.01)	—	0.02	(0.01)	0.02	0.01	0.04
Funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted	$1.97	$1.95	$1.93	$1.91	$1.84	$7.76	$7.30

Weighted-average shares of common stock outstanding – diluted	154,307	151,561	146,058	137,688	133,827	147,460	126,490

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	13

SUPPLEMENTAL
INFORMATION

Company Profile
December 31, 2021

Alexandria Real Estate Equities, Inc. (NYSE:ARE), an S&P 500® urban office REIT, is the first, longest-tenured, and pioneering owner, operator, and developer uniquely focused on collaborative life science, agtech, and technology campuses in AAA innovation cluster locations, with a total market capitalization of $44.0 billion as of December 31, 2021, and an asset base in North America of 67.0 million SF. The asset base in North America includes 38.8 million RSF of operating properties and 4.8 million RSF of Class A properties undergoing construction, 8.7 million RSF of near-term and intermediate-term development and redevelopment projects, and 14.7 million SF of future development projects. Founded in 1994, Alexandria pioneered this niche and has since established a significant market presence in key locations, including Greater Boston, the San Francisco Bay Area, New York City, San Diego, Seattle, Maryland, and Research Triangle. Alexandria has a longstanding and proven track record of developing Class A properties clustered in urban life science, agtech, and technology campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science, agtech, and technology companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

Tenant base

Alexandria is known for our high-quality and diverse tenant base, with 51% of our total annual rental revenue generated from tenants that are investment-grade rated or publicly traded large cap companies. The quality, diversity, breadth, and depth of our significant relationships with our tenants provide Alexandria with high-quality and stable cash flows. Alexandria’s underwriting team and long-term industry relationships positively distinguish us from all other publicly traded REITs and real estate companies.

Executive and senior management team

Alexandria’s executive and senior management team has unique experience and expertise in creating, owning, and operating highly dynamic and collaborative campuses in key urban life science, agtech, and technology cluster locations that inspire innovation. From the development of high-quality, sustainable real estate, to the ongoing cultivation of collaborative environments with unique amenities and events, the Alexandria team has a first-in-class reputation of excellence in our niche. Alexandria’s highly experienced management team also includes regional market directors with leading reputations and longstanding relationships within the life science, agtech, and technology communities in their respective innovation clusters. We believe that our expertise, experience, reputation, and key relationships in the real estate, life science, agtech, and technology sectors provide Alexandria significant competitive advantages in attracting new business opportunities.
Alexandria’s executive and senior management team consists of 53 individuals, averaging 25 years of real estate experience, including 12 years with Alexandria. Our executive management team alone averages 18 years of experience with Alexandria.

EXECUTIVE MANAGEMENT TEAM

Joel S. Marcus	Stephen A. Richardson
Executive Chairman & Founder	Co-Chief Executive Officer

Dean A. Shigenaga	Peter M. Moglia
President & Chief Financial Officer	Co-Chief Executive Officer & Co-Chief Investment Officer

Daniel J. Ryan	Lawrence J. Diamond
Co-Chief Investment Officer & Regional Market Director – San Diego	Co-Chief Operating Officer & Regional Market Director – Maryland

Vincent R. Ciruzzi	John H. Cunningham
Chief Development Officer	Executive Vice President – Regional Market Director – New York City

Hunter L. Kass	Jackie B. Clem
Executive Vice President – Regional Market Director – Greater Boston	General Counsel & Secretary

Joseph Hakman	Terezia C. Nemeth
Co-Chief Operating Officer & Chief Strategic Transactions Officer	Executive Vice President – Regional Market Director – San Francisco Bay Area

Marc E. Binda	Andres R. Gavinet
Executive Vice President – Finance & Treasurer	Chief Accounting Officer

Gary D. Dean
Executive Vice President – Real Estate Legal Affairs

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	15

Investor Information
December 31, 2021

Corporate Headquarters	New York Stock Exchange Trading Symbol	Information Requests
26 North Euclid Avenue	Common stock: ARE	Phone:	(626) 578-0777
Pasadena, California 91101		Email:	corporateinformation@are.com
		Website:	www.are.com

Equity Research Coverage

Alexandria is currently covered by the following research analysts. This list may be incomplete and is subject to change as firms initiate or discontinue coverage of our company. Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of Alexandria or our management. Alexandria does not by our reference or distribution of the information below imply our endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts. Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports. Several of these firms may, from time to time, own our stock and/or hold other long or short positions in our stock and may provide compensated services to us.

Bank of America Merrill Lynch	Citigroup Global Markets Inc.	JMP Securities	RBC Capital Markets
Jamie Feldman	Michael Bilerman / Emmanuel Korchman	Aaron Hecht	Michael Carroll / Jason Idoine
(646) 855-5808	(212) 816-1383 / (212) 816-1382	(415) 835-3963	(440) 715-2649 / (440) 715-2651

Berenberg Capital Markets	Evercore ISI	J.P. Morgan Securities LLC	Robert W. Baird & Co. Incorporated
Connor Siversky / Nate Crossett	Sheila McGrath / Wendy Ma	Anthony Paolone / Ray Zhong	David Rodgers / Nicholas Thillman
(646) 949-9037 / (646) 949-9030	(212) 497-0882 / (212) 497-0870	(212) 622-6682 / (212) 622-5411	(216) 737-7341 / (414) 298-5053

BTIG, LLC	Green Street	Mizuho Securities USA LLC	SMBC Nikko Securities America, Inc.
Tom Catherwood / John Nickodemus	Daniel Ismail / Dylan Burzinski	Vikram Malhotra / Lydia Jiang	Richard Anderson / Jay Kornreich
(212) 738-6140 / (212) 738-6050	(949) 640-8780 / (949) 640-8780	(212) 282-3827 / (212) 209-9379	(646) 521-2351 / (646) 424-3202

CFRA
Kenneth Leon
(646) 517-2552

Fixed Income Coverage		Rating Agencies
Barclays Capital Inc.	Stifel Financial Corp.	Moody’s Investors Service	S&P Global Ratings
Srinjoy Banerjee / Devon Zhou	Thierry Perrein	(212) 553-0376	Fernanda Hernandez / Michael Souers
(212) 526-3521 / (212) 526-6961	(646) 376-5303		(212) 438-1347 / (212) 438-2508

J.P. Morgan Securities LLC
Mark Streeter / Ian Snyder
(212) 834-5086 / (212) 834-3798

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	16

Financial and Asset Base Highlights
December 31, 2021
(Dollars in thousands, except per share amounts)

	Three Months Ended (unless stated otherwise)
	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20
Selected financial data from consolidated financial statements and related information
Rental revenues	$435,637	$415,918	$396,804	$370,233	$353,950
Tenant recoveries	$139,019	$130,609	$111,567	$108,462	$107,385
General and administrative expenses	$41,654	$37,931	$37,880	$33,996	$32,690
General and administrative expenses as a percentage of net operating income – trailing 12 months	10.2%	10.1%	9.8%	9.8%	9.8%
Operating margin	70%	70%	72%	71%	71%
Adjusted EBITDA margin	71%	71%	73%	73%	72%
Adjusted EBITDA – quarter annualized	$1,631,244	$1,557,652	$1,483,576	$1,398,880	$1,331,608
Adjusted EBITDA – trailing 12 months	$1,517,838	$1,442,929	$1,371,586	$1,314,153	$1,274,187

Net debt at end of period	$8,442,115	$8,960,645	$8,550,339	$8,074,808	$7,021,893
Net debt and preferred stock to Adjusted EBITDA – quarter annualized	5.2x	5.8x	5.8x	5.8x	5.3x
Net debt and preferred stock to Adjusted EBITDA – trailing 12 months	5.6x	6.2x	6.2x	6.1x	5.5x

Total debt and preferred stock at end of period	$8,791,866	$9,263,587	$8,840,999	$8,540,918	$7,563,286
Gross assets at end of period	$33,990,614	$32,173,158	$30,480,630	$28,553,943	$26,010,316
Total debt and preferred stock to gross assets at end of period	26%	29%	29%	30%	29%

Fixed-charge coverage ratio – quarter annualized	5.3x	5.1x	4.9x	4.7x	4.6x
Fixed-charge coverage ratio – trailing 12 months	5.0x	4.8x	4.6x	4.4x	4.4x
Unencumbered net operating income as a percentage of total net operating income	97%	97%	97%	97%	97%

Closing stock price at end of period	$222.96	$191.07	$181.94	$164.30	$178.22
Common shares outstanding (in thousands) at end of period	158,044	153,284	150,708	145,656	136,690
Total equity capitalization at end of period	$35,237,463	$29,287,880	$27,419,791	$23,931,208	$24,360,950
Total market capitalization at end of period	$44,029,329	$38,551,467	$36,260,790	$32,472,126	$31,924,236

Dividend per share – quarter/annualized	$1.15/$4.60	$1.12/$4.48	$1.12/$4.48	$1.09/$4.36	$1.09/$4.36
Dividend payout ratio for the quarter	60%	58%	60%	60%	60%
Dividend yield – annualized	2.1%	2.3%	2.5%	2.7%	2.4%

Amounts related to operating leases:
Operating lease liabilities at end of period	$434,745	$371,538	$371,905	$345,048	$345,750
Rent expense	$7,124	$6,228	$6,213	$5,866	$5,543

Capitalized interest	$44,078	$43,185	$43,492	$39,886	$37,589
Weighted-average interest rate for capitalization of interest during the period	3.22%	3.30%	3.47%	3.44%	3.66%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	17

Financial and Asset Base Highlights (continued)
December 31, 2021
(Dollars in thousands, except annual rental revenue per occupied RSF amounts)

	Three Months Ended (unless stated otherwise)
	12/31/21		9/30/21	6/30/21	3/31/21	12/31/20
Amounts included in funds from operations and non-revenue-enhancing capital expenditures
Straight-line rent revenue	$25,942		$33,918	$27,903	$27,382	$23,890
Amortization of acquired below-market leases	$15,737		$13,664	$13,267	$12,112	$13,514
Straight-line rent expense on ground leases	$301		$58	$248	$290	$348
Stock compensation expense	$14,253		$9,728	$12,242	$12,446	$11,394
Amortization of loan fees	$2,911		$2,854	$2,859	$2,817	$2,905
Amortization of debt premiums	$502		$498	$465	$576	$869
Non-revenue-enhancing capital expenditures:
Building improvements	$4,027		$3,901	$3,669	$3,760	$3,466
Tenant improvements and leasing commissions	$109,516	(1)	$16,409	$47,439	$16,035	$31,235

Operating statistics and related information (at end of period)
Number of properties – North America	414		407	381	360	338
RSF – North America (including development and redevelopment projects under construction)	43,670,737		43,044,195	40,076,883	37,916,882	35,163,572
Total square feet – North America	66,970,705		63,858,780	58,108,390	52,591,039	49,712,701
Annual rental revenue per occupied RSF – North America	$48.65	(2)	$47.73	$48.65	$49.58	$49.08
Occupancy of operating properties – North America	94.0%		94.4%	94.3%	94.5%	94.6%
Occupancy of operating properties – North America (excluding vacancy at recently acquired properties)	98.7%	(3)	98.5%	98.1%	98.0%	97.7%
Occupancy of operating and redevelopment properties – North America	88.5%		89.6%	90.1%	89.2%	90.0%
Weighted-average remaining lease term (in years)	7.5		7.4	7.5	7.6	7.6

Total leasing activity – RSF	4,094,174		1,810,630	1,933,838	1,677,659	1,369,599
Lease renewals and re-leasing of space – change in average new rental rates over expiring rates:
Rental rate increases	35.9%		35.3%	42.4%	36.2%	29.8%
Rental rate increases (cash basis)	22.9%		19.3%	25.4%	17.4%	10.7%
RSF (included in total leasing activity above)	1,947,727		671,775	1,472,713	521,825	699,916

Same property – percentage change over comparable quarter from prior year:
Net operating income increase	5.0%		3.0%	3.7%	4.4%	2.7%
Net operating income increase (cash basis)	7.5%		7.1%	7.8%	6.1%	5.0%

(1)Refer to “Leasing activity” in this Supplemental Information for additional details.
(2)The decrease in weighted-average annual rental revenue per occupied RSF during the quarters ended in 2021 compared to 2020 is related to our properties acquired during 2021 with 5.9 million RSF occupied primarily under in-place leases with weighted-average annual rental revenue per occupied RSF of $31.50. Excluding 2021 acquisitions, weighted average annual rental revenue per occupied RSF was $51.99, up $2.91 or 5.9% from $49.08 in effect as of December 31, 2020.
(3)Refer to “Occupancy” in this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	18

High-Quality, Diverse, and Innovative Tenants
December 31, 2021

Long-Duration Cash Flows From High-Quality, Diverse, and
Innovative Tenants

Investment-Grade or Publicly Traded Large Cap Tenants	Industry Mix of 850+ Tenants

Public Biotechnology
26%
Life Science
Product, Service,
and Device
21%
Multinational
Pharmaceutical
19%
Private
Biotechnology
6%
Office With Future
Change in Use(3)
4%
Investment-Grade and
Large Cap Tech/Office
8%
Other (4)
5%
Institutional
(Academic/Medical,
Non-Profit, and
U.S. Government)
11%

51%

of ARE’s Total Annual Rental Revenue(1)

Long-Duration Lease Terms

7.5 Years

Weighted-Average Remaining Term(2)
Percentage of ARE’s Annual Rental Revenue(1)
(1)Represents annual rental revenue in effect as of December 31, 2021.
(2)Based on aggregate annual rental revenue in effect as of December 31, 2021. Refer to “Annual rental revenue” in the “Definitions and reconciliations” of this Supplemental Information for additional details about our methodology on annual rental revenue from unconsolidated real estate joint ventures.
(3)Represents annual rental revenue currently generated from office space that is targeted for a future change in use. The weighted-average remaining term of these leases is 3.8 years.
(4)Our other tenants, aggregating 5.0% of our annual rental revenue, comprise 4.0% of annual rental revenue from technology, professional services, finance, telecommunications, and construction/real estate companies and only 1.0% from retail-related tenants.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	19

Class A Properties in AAA Locations
December 31, 2021

High-Quality Cash Flows From High-Quality Tenants and
Class A Properties in AAA Locations

Industry-Leading Tenant Roster	AAA Locations

San Francisco Bay Area
24%
New York City
5%
San Diego
16%
Seattle
6%
Maryland
6%
Research Triangle
5%
1%
Canada
1%
Other
Greater Boston
36%

88%

of ARE’s Top 20 Tenants’
Annual Rental Revenue(1)
Is From Investment-Grade
or Publicly Traded Large Cap Tenants

Percentage of ARE’s Annual Rental Revenue(1)

(1)Represents annual rental revenue in effect as of December 31, 2021.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	20

Occupancy
December 31, 2021

Solid Historical Occupancy(1)	Occupancy Across Key Locations(2)

96%

Over 10 Years

(1)Represents average occupancy of operating properties in North America as of each December 31 for the last 10 years.
(2)As of December 31, 2021.
(3)Excludes 1.8 million RSF, or 4.7%, of vacancy at recently acquired properties (noted below) representing lease-up opportunities that are expected to generate incremental annual rental revenues. This vacancy also includes 20% of various spaces, spread across multiple recently acquired properties, that are expected to be converted to laboratory/office space in the future. Approximately 48% of the vacant 1.8 million RSF is currently leased/negotiating, with occupancy expected primarily over the next two quarters. Excluding recently acquired vacancies, occupancy of operating properties in North America was 98.7% as of December 31, 2021, up 100 bps from 97.7% as of December 31, 2020. The following table provides vacancy detail for our recent acquisitions:

		As of December 31, 2021			Percentage of Vacancy Leased/Negotiating
		Vacant	Occupancy Impact
Property	Market/Submarket	RSF	Region	Consolidated
601, 611, and 651 Gateway Boulevard	San Francisco Bay Area/South San Francisco	318,119	4.0%	0.8%	44%
Alexandria Center® for Life Science – Durham	Research Triangle/Research Triangle	150,337	4.5%	0.4	99
275 Grove Street	Greater Boston/Route 128	134,889	1.3%	0.3	48
SD Tech by Alexandria	San Diego/Sorrento Mesa	93,494	1.2%	0.2	8
Other	Greater Boston/Other	94,849	0.9%	0.2	94
Alexandria Center® for Life Science – Fenway	Greater Boston/Fenway	81,831	0.8%	0.2	32
Other acquisitions	Various	937,043	N/A	2.6	42
		1,810,562		4.7%	48%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	21

Key Operating Metrics
December 31, 2021

Historical Same Property Net Operating Income Growth	Favorable Lease Structure(1)
	Strategic Lease Structure by Owner and Operator of Collaborative Life Science, Agtech, and Technology Campuses
	Increasing cash flows
	Percentage of leases containing annual rent escalations	95%
	Stable cash flows
	Percentage of triple net leases	91%	(2)
	Lower capex burden
	Percentage of leases providing for the recapture of capital expenditures	94%

Historical Rental Rate Growth: Renewed/Re-Leased Space	Margins(3)

	Operating	Adjusted EBITDA
	70%	71%

(1)Percentages calculated based on RSF as of December 31, 2021.
(2)Decline to 91% from 94% as of December 31, 2020 is primarily related to non-triple net leases in place at operating properties with future development or redevelopment opportunities acquired during the year ended December 31, 2021. We expect to transition these properties to our triple net lease structure in conjunction with our future development or redevelopment activities.
(3)Represents percentages for the three months ended December 31, 2021.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	22

Same Property Performance
December 31, 2021
(Dollars in thousands)

	December 31, 2021			December 31, 2021
Same Property Financial Data	Three Months Ended	Year Ended	Same Property Statistical Data	Three Months Ended	Year Ended
Percentage change over comparable period from prior year:			Number of same properties	275	247
Net operating income increase	5.0%	4.2%	Rentable square feet	27,398,046	23,490,412
Net operating income increase (cash basis)	7.5%	7.1%	Occupancy – current-period average	94.9%	96.6%
Operating margin	71%	72%	Occupancy – same-period prior-year average	94.7%	96.3%

	Three Months Ended December 31,				Year Ended December 31,
	2021	2020	$ Change	% Change	2021	2020	$ Change	% Change
Income from rentals:
Same properties	$342,992	$324,436	$18,556	5.7%	$1,220,160	$1,171,595	$48,565	4.1%
Non-same properties	92,645	29,514	63,131	213.9	398,432	300,245	98,187	32.7
Rental revenues	435,637	353,950	81,687	23.1	1,618,592	1,471,840	146,752	10.0

Same properties	115,697	101,394	14,303	14.1	406,162	370,895	35,267	9.5
Non-same properties	23,322	5,991	17,331	289.3	83,495	35,473	48,022	135.4
Tenant recoveries	139,019	107,385	31,634	29.5	489,657	406,368	83,289	20.5

Income from rentals	574,656	461,335	113,321	24.6	2,108,249	1,878,208	230,041	12.2

Same properties	93	131	(38)	(29.0)	475	366	109	29.8
Non-same properties	2,174	2,254	(80)	(3.5)	5,426	7,063	(1,637)	(23.2)
Other income	2,267	2,385	(118)	(4.9)	5,901	7,429	(1,528)	(20.6)

Same properties	458,782	425,961	32,821	7.7	1,626,797	1,542,856	83,941	5.4
Non-same properties	118,141	37,759	80,382	212.9	487,353	342,781	144,572	42.2
Total revenues	576,923	463,720	113,203	24.4	2,114,150	1,885,637	228,513	12.1

Same properties	134,401	117,069	17,332	14.8	456,705	420,264	36,441	8.7
Non-same properties	41,316	19,698	21,618	109.7	166,850	109,960	56,890	51.7
Rental operations	175,717	136,767	38,950	28.5	623,555	530,224	93,331	17.6

Same properties	324,381	308,892	15,489	5.0	1,170,092	1,122,592	47,500	4.2
Non-same properties	76,825	18,061	58,764	325.4	320,503	232,821	87,682	37.7
Net operating income	$401,206	$326,953	$74,253	22.7%	$1,490,595	$1,355,413	$135,182	10.0%

Net operating income – same properties	$324,381	$308,892	$15,489	5.0%	$1,170,092	$1,122,592	$47,500	4.2%
Straight-line rent revenue	(16,332)	(21,396)	5,064	(23.7)	(60,157)	(82,681)	22,524	(27.2)
Amortization of acquired below-market leases	(7,632)	(8,142)	510	(6.3)	(12,357)	(15,348)	2,991	(19.5)
Net operating income – same properties (cash basis)	$300,417	$279,354	$21,063	7.5%	$1,097,578	$1,024,563	$73,015	7.1%

Refer to “Same property comparisons” in the “Definitions and reconciliations” of this Supplemental Information for a reconciliation of same properties to total properties. “Definitions and reconciliations” also contains definitions of “Tenant recoveries” and “Net operating income” and their respective reconciliations from the most directly comparable financial measures presented in accordance with GAAP.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	23

Leasing Activity
December 31, 2021
(Dollars per RSF)

	Three Months Ended			Year Ended				Year Ended
	December 31, 2021			December 31, 2021				December 31, 2020
	Including Straight-Line Rent		Cash Basis	Including Straight-Line Rent		Cash Basis		Including Straight-Line Rent	Cash Basis
Leasing activity:
Renewed/re-leased space(1)
Rental rate changes	35.9%		22.9%	37.9%	(2)	22.6%	(2)	37.6%	18.3%
New rates	$61.09		$56.29	$59.00		$55.60		$49.51	$46.53
Expiring rates	$44.95		$45.79	$42.80		$45.36		$35.99	$39.32
RSF	1,947,727	(3)		4,614,040	(3)			2,556,833
Tenant improvements/leasing commissions	$55.76	(4)		$41.05	(4)			$35.08
Weighted-average lease term	7.3 years			6.3 years				6.0 years

Developed/redeveloped/previously vacant space leased(5)
New rates	$85.69		$75.52	$78.52		$69.42		$56.67	$53.61
RSF	2,146,447	(3)		4,902,261	(3)			1,802,013
Weighted-average lease term	12.2 years			11.2 years				9.0 years

Leasing activity summary (totals):
New rates	$73.99		$66.37	$69.05		$62.72		$52.47	$49.46
RSF	4,094,174	(3)		9,516,301	(3)(6)			4,358,846
Weighted-average lease term	9.8 years			8.8 years				7.3 years

Lease expirations(1)
Expiring rates	$43.38		$44.63	$41.53		$43.70		$36.03	$39.01
RSF	2,427,571			5,747,192				3,560,188

Leasing activity includes 100% of results for each property in which we have an investment in North America.

(1)Excludes month-to-month leases aggregating 110,180 RSF and 96,383 RSF as of December 31, 2021 and 2020, respectively.
(2)Represents the highest annual rental rate growth in Company history.
(3)Represents the highest quarterly and annual leasing volumes in Company history.
(4)Includes tenant improvements and leasing commissions averaging $78.91 per RSF related to long-term lease extensions aggregating 938,004 RSF with two tenants in Greater Boston. The weighted-average lease term of these extensions was 8.0 years, with a weighted-average increase of 50% in net effective rents from the existing leases. Excluding these leases, new tenant improvements and leasing commissions for renewed/re-leased space was $34.27 and $31.39 per RSF during the three months and year ended December 31, 2021, respectively.
(5)Refer to “New Class A development and redevelopment properties: summary of pipeline” of this Supplemental Information for additional information on total project costs.
(6)During the year ended December 31, 2021, we granted tenant concessions/free rent averaging 2.4 months with respect to the 9,516,301 RSF leased. Approximately 54% of the leases executed during the year ended December 31, 2021 did not include concessions for free rent.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	24

Contractual Lease Expirations
December 31, 2021

Year	RSF	Percentage of Occupied RSF	Annual Rental Revenue (per RSF)(1)	Percentage of Total Annual Rental Revenue
2022 (2)	2,793,222	7.7%	$40.58	6.5%
2023	3,827,027	10.5%	$40.73	8.9%
2024	3,166,324	8.7%	$43.36	7.9%
2025	2,978,305	8.2%	$50.41	8.6%
2026	2,267,304	6.2%	$47.63	6.2%
2027	2,135,473	5.9%	$45.41	5.6%
2028	3,322,877	9.1%	$52.67	10.0%
2029	2,089,274	5.7%	$56.45	6.8%
2030	2,186,023	6.0%	$57.85	7.2%
2031	2,617,681	7.2%	$59.61	8.9%
Thereafter	9,000,095	24.8%	$45.39	23.4%

Market	2022 Contractual Lease Expirations (in RSF)						Annual Rental Revenue (per RSF)(1)	2023 Contractual Lease Expirations (in RSF)						Annual Rental Revenue (per RSF)(1)
	Leased	Negotiating/ Anticipating	Targeted for Development/ Redevelopment(3)		Remaining Expiring Leases(4)	Total(2)		Leased	Negotiating/ Anticipating	Targeted for Development/ Redevelopment	Remaining Expiring Leases		Total

Greater Boston	112,267	188,384	—		295,070	595,721	$56.30	66,361	14,857	312,845	751,245		1,145,308	$49.57
San Francisco Bay Area	57,726	60,906	490,127		90,111	698,870	49.09	—	—	—	431,620	(6)	431,620	66.57
New York City	14,891	6,918	—		5,085	26,894	N/A	—	—	—	52,724		52,724	N/A
San Diego	123,522	52,652	305,034	(5)	155,646	636,854	35.85	—	269,053	269,048	744,404		1,282,505	34.12
Seattle	—	26,177	51,255		123,760	201,192	25.94	—	—	84,782	227,636		312,418	21.95
Maryland	70,933	—	—		88,187	159,120	21.08	—	144,051	—	207,761		351,812	26.19
Research Triangle	40,884	—	62,490		106,172	209,546	23.24	—	—	—	219,521		219,521	31.18
Canada	26,426	—	—		2,197	28,623	20.18	—	13,224	—	—		13,224	30.65
Non-cluster/other markets	—	65,188	70,700		100,514	236,402	21.84	—	—	—	17,895		17,895	68.01
Total	446,649	400,225	979,606		966,742	2,793,222	$40.58	66,361	441,185	666,675	2,652,806		3,827,027	$40.73
Percentage of expiring leases	16%	14%	35%		35%	100%		2%	12%	17%	69%		100%

(1)Represents amounts in effect as of December 31, 2021.
(2)Excludes month-to-month leases aggregating 110,180 RSF as of December 31, 2021.
(3)Represents RSF targeted for development or redevelopment upon expiration of existing in-place leases primarily related to recently acquired properties with an average contractual lease expiration date, weighted by annual rental revenue, of May 2, 2022. Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(4)The largest remaining contractual expiration is 113,555 RSF in our Cambridge/Inner Suburbs submarket.
(5)Includes 139,135 RSF at 11255 and 11355 North Torrey Pines Road in our Torrey Pines submarket which we plan to develop into two buildings totaling 309,094 RSF that are fully leased.
(6)Includes 76,752 RSF at 3412 Hillview Avenue in our Greater Stanford submarket which is under evaluation to be redeveloped, subject to market conditions.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	25

Top 20 Tenants
December 31, 2021
(Dollars in thousands, except average market cap amounts)

88% of Top 20 Annual Rental Revenue From Investment-Grade
or Publicly Traded Large Cap Tenants(1)

	Tenant	Remaining Lease Term(1) (in years)		Aggregate RSF	Annual Rental Revenue(1)	Percentage of Aggregate Annual Rental Revenue(1)	Investment-Grade Credit Ratings		Average Market Cap(1) (in billions)

							Moody’s	S&P
1	Bristol-Myers Squibb Company	6.7		916,234	$53,085	3.0%	A2	A+	$140.6
2	Moderna, Inc.	15.1		855,458	52,709	3.0	—	—	$99.2
3	Eli Lilly and Company	7.5		645,178	40,846	2.3	A2	A+	$214.9
4	Sanofi	6.8		589,464	40,808	2.3	A1	AA	$126.5
5	Takeda Pharmaceutical Company Ltd.	7.6		606,249	39,416	2.3	Baa2	BBB+	$51.9
6	Illumina, Inc.	8.6		891,495	36,141	2.1	Baa3	BBB	$63.4
7	2seventy bio, Inc.(2)	11.7		312,805	33,558	1.9	—	—	$0.7
8	Novartis AG	6.6		447,820	30,582	1.8	A1	AA-	$215.8
9	Roche	5.8		561,883	30,149	1.7	Aa3	AA	$322.0
10	Uber Technologies, Inc.	61.0	(3)	1,009,188	27,488	1.6	—	—	$91.5
11	Merck & Co., Inc.	10.8		349,429	22,276	1.3	A1	A+	$196.1
12	Maxar Technologies	3.7	(4)	478,000	21,803	1.2	—	—	$2.4
13	Massachusetts Institute of Technology	7.0		257,626	21,165	1.2	Aaa	AAA	$—
14	United States Government	13.2		918,516	20,697	1.2	Aaa	AA+	$—
15	The Children's Hospital Corporation	14.8		269,816	20,066	1.1	Aa2	AA	$—
16	New York University	9.9		203,500	19,241	1.1	Aa2	AA-	$—
17	Pfizer Inc.	3.2		416,996	17,799	1.0	A2	A+	$235.8
18	SAP	3.2		211,293	17,479	1.0	A2	A	$169.2
19	FibroGen, Inc.	6.9		234,249	16,896	1.0	—	—	$2.1
20	Amgen Inc.	2.3		407,369	16,838	1.0	Baa1	A-	$132.5
	Total/weighted-average	10.9	(3)	10,582,568	$579,042	33.1%

(1)Based on aggregate annual rental revenue in effect as of December 31, 2021. Refer to “Annual rental revenue” and “Investment-grade or publicly traded large cap tenants” in the “Definitions and reconciliations” of this Supplemental Information for additional details about our methodology on annual rental revenue from unconsolidated real estate joint ventures and average daily market capitalization.
(2)2seventy bio, Inc. is a publicly-traded, commercial-stage cell therapy company developing a pipeline of engineered T cells to better treat cancer. 2seventy bio, Inc. was formerly the oncology division of bluebird bio, Inc. and spun out from bluebird in November 2021.
(3)Includes (i) ground leases for land at 1455 and 1515 Third Street (two buildings aggregating 422,980 RSF) and (ii) leases at 1655 and 1725 Third Street (two buildings aggregating 586,208 RSF) owned by our unconsolidated real estate joint venture in which we have an ownership interest of 10%. Annual rental revenue is presented using 100% of the annual rental revenue of our consolidated properties and our share of annual rental revenue for our unconsolidated real estate joint ventures. Refer to footnote 1 for additional details. Excluding the ground leases, the weighted-average remaining lease term for our top 20 tenants was 8.4 years as of December 31, 2021.
(4)Represents remaining lease term at two recently acquired properties with future redevelopment and development opportunities. The leases with this tenant were in place when we acquired the properties in 2019.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	26

Summary of Properties and Occupancy
December 31, 2021
(Dollars in thousands, except per RSF amounts)

Summary of properties

Market	RSF					Number of Properties	Annual Rental Revenue
	Operating	Development	Redevelopment	Total	% of Total		Total	% of Total	Per RSF
Greater Boston	9,992,631	972,216	1,440,756	12,405,603	28%	84	$621,025	36%	$65.30
San Francisco Bay Area	8,041,015	332,821	34,604	8,408,440	19	67	424,836	24	61.09
New York City	1,174,016	—	96,003	1,270,019	3	5	85,099	5	73.67
San Diego	7,889,614	486,004	121,662	8,497,280	19	103	286,784	16	39.04
Seattle	2,639,312	311,631	213,976	3,164,919	7	44	100,497	6	39.82
Maryland	3,961,376	84,264	157,428	4,203,068	10	52	106,786	6	27.48
Research Triangle	3,308,463	257,644	325,936	3,892,043	9	36	81,706	5	26.10
Canada	552,018	—	—	552,018	1	6	10,070	1	23.20
Non-cluster/other markets	1,277,347	—	—	1,277,347	4	17	29,777	1	31.05
North America	38,835,792	2,444,580	2,390,365	43,670,737	100%	414	$1,746,580	100%	$48.65
		4,834,945

Summary of occupancy

	Operating Properties				Operating and Redevelopment Properties
Market	12/31/21		9/30/21	12/31/20	12/31/21	9/30/21	12/31/20
Greater Boston	95.2%	(1)	94.3%	98.1%	83.2%	86.7%	94.8%
San Francisco Bay Area	93.0	(1)	94.5	95.8	92.6	94.0	94.7
New York City	98.4		98.3	97.3	91.0	90.2	87.8
San Diego	93.1	(1)	93.9	93.5	91.7	92.5	92.4
Seattle	95.6		96.2	96.0	88.5	89.2	85.5
Maryland	99.8		99.7	96.1	96.0	91.0	90.6
Research Triangle	94.6	(1)	94.1	89.6	86.1	85.4	72.7
Subtotal	94.9		95.0	95.5	89.1	90.1	90.7
Canada	78.6		82.8	81.8	78.6	82.8	81.8
Non-cluster/other markets	75.1		76.2	52.7	75.1	76.2	52.7
North America	94.0%	(1)	94.4%	94.6%	88.5%	89.6%	90.0%

(1)Refer to “Occupancy” of this Supplemental Information for additional details on vacancy at recently acquired properties.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	27

Property Listing
December 31, 2021
(Dollars in thousands)

Mega Campuses Encompass 63% of Our Operating Property RSF(1)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Greater Boston
Cambridge/Inner Suburbs
Mega Campus: Alexandria Center® at Kendall Square	2,369,854	—	403,892	2,773,746	11	$182,839	98.9%	84.5%
50(2), 60(2), 75/125(2), 100, and 225(2) Binney Street, 161 and 215 First Street, 150 Second Street, 300 Third Street, 11 Hurley Street, and One Rogers Street
Mega Campus: Alexandria Center® at One Kendall Square	814,779	462,100	—	1,276,879	11	69,341	96.6	96.6
One Kendall Square – Buildings 100, 200, 300, 400, 500, 600/700, 1400, 1800, and 2000, and 325 and 399 Binney Street
Mega Campus: Alexandria Technology Square®	1,181,635	—	—	1,181,635	7	114,713	99.8	99.8
100, 200, 300, 400, 500, 600, and 700 Technology Square
Mega Campus: The Arsenal on the Charles	622,098	—	250,567	872,665	11	30,432	93.8	66.9
311, 321, and 343 Arsenal Street, 300 and 400 North Beacon Street, 1, 2, and 3 Kingsbury Avenue, and 100, 200, and 400 Talcott Avenue
Mega Campus: 480 Arsenal Way and 500 and 550 Arsenal Street	495,127	—	—	495,127	3	21,227	98.3	98.3
640 Memorial Drive	225,504	—	—	225,504	1	14,431	100.0	100.0
780 and 790 Memorial Drive	99,658	—	—	99,658	2	8,786	100.0	100.0
167 Sidney Street and 99 Erie Street	54,549	—	—	54,549	2	4,027	100.0	100.0
79/96 13th Street (Charlestown Navy Yard)	25,309	—	—	25,309	1	797	100.0	100.0
Cambridge/Inner Suburbs	5,888,513	462,100	654,459	7,005,072	49	446,593	98.2	88.4
Fenway
Mega Campus: Alexandria Center® for Life Science – Fenway	927,499	510,116	—	1,437,615	2	59,023	91.2	91.2
401 Park Drive and 201 Brookline Avenue(2)
Seaport Innovation District
Mega Campus: 380 and 420 E Street	195,506	—	—	195,506	2	4,209	100.0	100.0
5 Necco Street	87,163	—	—	87,163	1	5,888	86.6	86.6
Seaport Innovation District	282,669	—	—	282,669	3	10,097	95.9	95.9
Route 128
Mega Campus: One Upland Road, 100 Tech Drive, and One Investors Way	706,988	—	—	706,988	4	29,189	96.7	96.7
Reservoir Woods	312,845	—	202,428	515,273	3	15,469	100.0	60.7
40, 50, and 60 Sylvan Road
275 Grove Street	509,702	—	—	509,702	1	15,649	73.5	73.5
Alexandria Park at 128	343,882	—	—	343,882	8	12,949	100.0	100.0
3 and 6/8 Preston Court, 29, 35, and 44 Hartwell Avenue, 35 and 45/47 Wiggins Avenue, and 60 Westview Street
225, 266, and 275 Second Avenue	316,865	—	—	316,865	3	15,479	90.8	90.8
840 Winter Street	30,009	—	130,000	160,009	1	1,239	95.1	17.8
19 Presidential Way	144,892	—	—	144,892	1	5,362	99.8	99.8
100 Beaver Street	82,330	—	—	82,330	1	4,941	100.0	100.0
285 Bear Hill Road	26,270	—	—	26,270	1	1,167	100.0	100.0
Route 128	2,473,783	—	332,428	2,806,211	23	$101,444	92.3%	81.4%

(1)As of December 31, 2021. Mega campuses are cluster campuses that consist of approximately 1 million or more RSF, including operating, active development/redevelopment, and land RSF less operating RSF expected to be demolished. Refer to the “Summary of pipeline” and “Definitions and reconciliations” of this Supplemental Information for additional details.
(2)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	28

Property Listing (continued)
December 31, 2021
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Greater Boston (continued)
Route 495
111 and 130 Forbes Boulevard	155,846	—	—	155,846	2	$1,826	100.0%	100.0%
20 Walkup Drive	91,045	—	—	91,045	1	649	100.0	100.0
Route 495	246,891	—	—	246,891	3	2,475	100.0	100.0
Other	173,276	—	453,869	627,145	4	1,393	44.9	12.4
Greater Boston	9,992,631	972,216	1,440,756	12,405,603	84	621,025	95.2	83.2

San Francisco Bay Area
Mission Bay
Mega Campus: Alexandria Center® for Science and Technology – Mission Bay(1)	2,015,177	—	—	2,015,177	9	97,216	98.7	98.7
1455(2), 1515(2), 1655, and 1725 Third Street, 409 and 499 Illinois Street, 1500 and 1700 Owens Street, and 455 Mission Bay Boulevard South
Mission Bay	2,015,177	—	—	2,015,177	9	97,216	98.7	98.7
South San Francisco
Mega Campus: Alexandria Technology Center® – Gateway(1)	1,415,175	230,592	—	1,645,767	12	56,712	76.5	76.5
600(2), 601, 611, 630(2), 650(2), 651, 681, 685, 701, 751, 901(2), and 951(2) Gateway Boulevard
Mega Campus: 213(1), 249, 259, 269, and 279 East Grand Avenue	919,704	—	—	919,704	5	48,951	100.0	100.0
Alexandria Center® for Life Science – South San Francisco	443,447	52,311	—	495,758	3	26,509	84.6	84.6
201 Haskins Way and 400 and 450 East Jamie Court
Mega Campus: 1122 El Camino Real	223,232	—	—	223,232	1	3,102	100.0	100.0
500 Forbes Boulevard(1)	155,685	—	—	155,685	1	10,680	100.0	100.0
7000 Shoreline Court	139,709	—	—	139,709	1	8,632	100.0	100.0
341 and 343 Oyster Point Boulevard	108,208	—	—	108,208	2	6,578	100.0	100.0
849/863 Mitten Road/866 Malcolm Road	103,857	—	—	103,857	1	4,716	100.0	100.0
South San Francisco	3,509,017	282,903	—	3,791,920	26	165,880	88.6	88.6
Greater Stanford
Mega Campus: Alexandria Center® for Life Science – San Carlos	689,274	49,918	—	739,192	9	43,398	95.3	95.3
825, 835, 960, and 1501-1599 Industrial Road
3825 and 3875 Fabian Way	478,000	—	—	478,000	2	21,802	100.0	100.0
Alexandria Stanford Life Science District	347,381	—	34,604	381,985	4	29,597	100.0	90.9
3160, 3165, 3170, and 3181 Porter Drive
3330, 3412, 3420, 3440, 3450, and 3460 Hillview Avenue	368,495	—	—	368,495	6	26,779	87.4	87.4
Alexandria PARC	197,498	—	—	197,498	4	9,302	78.0	78.0
2100, 2200, 2300, and 2400 Geng Road
2475 and 2625/2627/2631 Hanover Street	116,869	—	—	116,869	2	9,972	100.0	100.0
2425 Garcia Avenue/2400/2450 Bayshore Parkway	99,208	—	—	99,208	1	$4,257	100.0%	100.0%

Mega campuses are cluster campuses that consist of approximately 1 million or more RSF, including operating, active development/redevelopment, and land RSF less operating RSF expected to be demolished. Refer to the “Summary of pipeline” and “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.
(2)We own 100% of this property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	29

Property Listing (continued)
December 31, 2021
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

San Francisco Bay Area (continued)
Greater Stanford (continued)
Shoreway Science Center	82,462	—	—	82,462	2	$5,220	100.0%	100.0%
75 and 125 Shoreway Road
1450 Page Mill Road	77,634	—	—	77,634	1	8,009	100.0	100.0
3350 West Bayshore Road	60,000	—	—	60,000	1	3,404	83.3	83.3
Greater Stanford	2,516,821	49,918	34,604	2,601,343	32	161,740	94.7	93.5
San Francisco Bay Area	8,041,015	332,821	34,604	8,408,440	67	424,836	93.0	92.6

New York City
New York City
Mega Campus: Alexandria Center® for Life Science – New York City	740,972	—	—	740,972	3	67,283	97.5	97.5
430 and 450 East 29th Street
219 East 42nd Street	349,947	—	—	349,947	1	14,006	100.0	100.0
Alexandria Center® for Life Science – Long Island City	83,097	—	96,003	179,100	1	3,810	100.0	46.4
30-02 48th Avenue
New York City	1,174,016	—	96,003	1,270,019	5	85,099	98.4	91.0

San Diego
Torrey Pines
Mega Campus: One Alexandria Square	987,791	146,456	—	1,134,247	13	40,730	92.4	92.4
3115 and 3215 Merryfield Row, 3010, 3013, and 3033 Science Park Road, 10931/10933, 10975, 11119, 11255, and 11355 North Torrey Pines Road, 10975, 10995, and 10996 Torreyana Road, and 3545 Cray Court
ARE Torrey Ridge	298,863	—	—	298,863	3	15,570	99.3	99.3
10578, 10618, and 10628 Science Center Drive
ARE Nautilus	213,900	—	—	213,900	4	12,323	100.0	100.0
3530 and 3550 John Hopkins Court and 3535 and 3565 General Atomics Court
Torrey Pines	1,500,554	146,456	—	1,647,010	20	68,623	94.9	94.9
University Town Center
Mega Campus: Alexandria Point(1)	1,435,916	—	—	1,435,916	8	65,221	96.4	96.4
9880(2), 10210, 10260, 10290, and 10300 Campus Point Drive and 4161, 4224, and 4242 Campus Point Court
Mega Campus: 5200 Illumina Way(1)	792,687	—	—	792,687	6	29,978	100.0	100.0
Mega Campus: University District	406,732	—	—	406,732	5	17,616	100.0	100.0
9625 Towne Centre Drive(1), 4755, 4757, and 4767 Nexus Center Drive, and 4796 Executive Drive
University Town Center	2,635,335	—	—	2,635,335	19	$112,815	98.1%	98.1%

Mega campuses are cluster campuses that consist of approximately 1 million or more RSF, including operating, active development/redevelopment, and land RSF less operating RSF expected to be demolished. Refer to the “Summary of pipeline” and “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.
(2)We own 100% of this property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	30

Property Listing (continued)
December 31, 2021
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

San Diego (continued)
Sorrento Mesa
Mega Campus: SD Tech by Alexandria(1)	810,517	195,435	51,621	1,057,573	14	$25,338	85.3%	80.2%
9605, 9645, 9675, 9685, 9725, 9735, 9808, 9855, and 9868 Scranton Road, 5505 Morehouse Drive(2), and 10055, 10065, 10121(2), and 10151(2) Barnes Canyon Road
Mega Campus: Sequence District by Alexandria	805,223	—	—	805,223	7	26,544	92.5	92.5
6260, 6290, 6310, 6340, 6350, 6420, and 6450 Sequence Drive
Pacific Technology Park(1)	632,732	—	—	632,732	6	9,088	88.1	88.1
9389, 9393, 9401, 9444, 9455, and 9477 Waples Street
Summers Ridge Science Park	316,531	—	—	316,531	4	11,077	100.0	100.0
9965, 9975, 9985, and 9995 Summers Ridge Road
ARE Portola	101,857	—	—	101,857	3	3,603	100.0	100.0
6175, 6225, and 6275 Nancy Ridge Drive
7330 and 7360 Carroll Road	84,441	—	—	84,441	2	2,643	85.7	85.7
5810/5820 Nancy Ridge Drive	83,354	—	—	83,354	1	1,042	40.9	40.9
9877 Waples Street	63,774	—	—	63,774	1	2,374	100.0	100.0
5871 Oberlin Drive	33,842	—	—	33,842	1	815	50.1	50.1
Sorrento Mesa	2,932,271	195,435	51,621	3,179,327	39	82,524	88.6	87.1
Sorrento Valley
3911, 3931, 3985, 4025, 4031, and 4045 Sorrento Valley Boulevard	151,406	—	—	151,406	6	5,401	100.0	100.0
11025, 11035, 11045, 11055, 11065, and 11075 Roselle Street	121,655	—	—	121,655	6	3,290	95.0	95.0
Sorrento Valley	273,061	—	—	273,061	12	8,691	97.8	97.8
Other	548,393	144,113	70,041	762,547	13	14,131	86.0	76.3
San Diego	7,889,614	486,004	121,662	8,497,280	103	286,784	93.1	91.7

Seattle
Lake Union
Mega Campus: The Eastlake Life Science Campus by Alexandria	937,290	311,631	—	1,248,921	9	54,997	99.5	99.5
1150, 1165, 1201(1), 1208(1), 1551, and 1616 Eastlake Avenue East, 188 and 199(1) East Blaine Street, and 1600 Fairview Avenue East
Mega Campus: Alexandria Center® for Life Science – South Lake Union
400(1) and 601 Dexter Avenue North	308,791	—	—	308,791	2	15,130	100.0	100.0
219 Terry Avenue North	30,705	—	—	30,705	1	1,853	100.0	100.0
Lake Union	1,276,786	311,631	—	1,588,417	12	71,980	99.6	99.6
SoDo
830 4th Avenue South	42,380	—	—	42,380	1	1,576	70.5	70.5
Elliott Bay
3000/3018 Western Avenue	47,746	—	—	47,746	1	1,839	100.0	100.0
410 West Harrison Street and 410 Elliott Avenue West	36,849	—	—	36,849	2	1,395	100.0	100.0
Elliott Bay	84,595	—	—	84,595	3	$3,234	100.0%	100.0%

Mega campuses are cluster campuses that consist of approximately 1 million or more RSF, including operating, active development/redevelopment, and land RSF less operating RSF expected to be demolished. Refer to the “Summary of pipeline” and “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.
(2)We own 100% of this property.

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Property Listing (continued)
December 31, 2021
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Seattle (continued)
Bothell
Mega Campus: Alexandria Center® for Advanced Technologies – Canyon Park	886,467	—	—	886,467	20	$17,827	90.9%	90.9%
22121 and 22125 17th Avenue Southeast, 22021, 22025, 22026, 22030, 22118, and 22122 20th Avenue Southeast, 22333, 22422, 22515, 22522, 22722, and 22745 29th Drive Southeast, 21540 30th Drive Southeast, and 1629, 1631, 1725, 1916, and 1930 220th Street Southeast
Alexandria Center® for Advanced Technologies – Monte Villa Parkway	246,647	—	213,976	460,623	6	4,817	95.4	51.1
3301, 3303, 3305, 3307, 3555, and 3755 Monte Villa Parkway
Bothell	1,133,114	—	213,976	1,347,090	26	22,644	91.9	77.3
Other	102,437	—	—	102,437	2	1,063	93.7	93.7
Seattle	2,639,312	311,631	213,976	3,164,919	44	100,497	95.6	88.5

Maryland
Rockville
Mega Campus: Alexandria Center® for Life Science – Shady Grove	1,642,741	84,264	76,878	1,803,883	21	42,720	100.0	95.5
9601, 9603, 9605, 9609, 9613, 9615, 9704, 9708, 9712, 9714, 9800, 9804, 9900, 9920, and 9950 Medical Center Drive, 14920 and 15010 Broschart Road, and 9920 Belward Campus Drive
1330 Piccard Drive	131,511	—	—	131,511	1	4,021	100.0	100.0
1405 and 1450(1) Research Boulevard	114,849	—	—	114,849	2	2,947	100.0	100.0
1500 and 1550 East Gude Drive	91,359	—	—	91,359	2	1,844	100.0	100.0
5 Research Place	63,852	—	—	63,852	1	2,950	100.0	100.0
5 Research Court	51,520	—	—	51,520	1	1,788	100.0	100.0
12301 Parklawn Drive	49,185	—	—	49,185	1	1,530	100.0	100.0
Rockville	2,145,017	84,264	76,878	2,306,159	29	57,800	100.0	96.5
Gaithersburg
Alexandria Technology Center® – Gaithersburg I	613,438	—	—	613,438	9	17,384	100.0	100.0
9, 25, 35, 45, 50, and 55 West Watkins Mill Road and 910, 930, and 940 Clopper Road
Alexandria Technology Center® – Gaithersburg II	486,324	—	—	486,324	7	17,637	100.0	100.0
700, 704, and 708 Quince Orchard Road and 19, 20, 21, and 22 Firstfield Road
20400 Century Boulevard	—	—	80,550	80,550	1	—	N/A	—
401 Professional Drive	63,154	—	—	63,154	1	1,911	100.0	100.0
950 Wind River Lane	50,000	—	—	50,000	1	1,004	100.0	100.0
620 Professional Drive	27,950	—	—	27,950	1	1,207	100.0	100.0
Gaithersburg	1,240,866	—	80,550	1,321,416	20	$39,143	100.0%	93.9%

Mega campuses are cluster campuses that consist of approximately 1 million or more RSF, including operating, active development/redevelopment, and land RSF less operating RSF expected to be demolished. Refer to the “Summary of pipeline” and “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	32

Property Listing (continued)
December 31, 2021
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Maryland (continued)
Beltsville
8000/9000/10000 Virginia Manor Road	191,884	—	—	191,884	1	$2,768	96.7%	96.7%
101 West Dickman Street(1)	135,423	—	—	135,423	1	948	100.0	100.0
Beltsville	327,307	—	—	327,307	2	3,716	98.0	98.0
Northern Virginia
14225 Newbrook Drive	248,186	—	—	248,186	1	6,127	100.0	100.0
Maryland	3,961,376	84,264	157,428	4,203,068	52	106,786	99.8	96.0

Research Triangle
Research Triangle
Mega Campus: Alexandria Center® for Life Science – Durham	1,912,211	—	325,936	2,238,147	16	36,948	92.1	78.7
6, 8, 10, 12, 14, 40, 41, 42, and 65 Moore Drive, 21, 25, 27, 29, and 31 Parmer Way, 2400 Ellis Road, and 14 TW Alexander Drive
Mega Campus: Alexandria Center® for Advanced Technologies	182,487	184,753	—	367,240	4	6,089	90.6	90.6
6, 8, 10, and 12 Davis Drive
Alexandria Center® for AgTech	267,509	72,891	—	340,400	2	11,064	100.0	100.0
5 and 9 Laboratory Drive
Alexandria Technology Center® – Alston	186,870	—	—	186,870	3	4,405	96.7	96.7
100, 800, and 801 Capitola Drive
108/110/112/114 TW Alexander Drive	158,417	—	—	158,417	1	5,196	97.4	97.4
Alexandria Innovation Center® – Research Triangle	136,729	—	—	136,729	3	4,155	100.0	100.0
7010, 7020, and 7030 Kit Creek Road
7 Triangle Drive	96,626	—	—	96,626	1	3,156	100.0	100.0
2525 East NC Highway 54	82,996	—	—	82,996	1	3,651	100.0	100.0
407 Davis Drive	81,956	—	—	81,956	1	1,644	100.0	100.0
601 Keystone Park Drive	77,395	—	—	77,395	1	1,375	100.0	100.0
6040 George Watts Hill Drive	61,547	—	—	61,547	1	2,148	100.0	100.0
5 Triangle Drive	32,120	—	—	32,120	1	1,147	100.0	100.0
6101 Quadrangle Drive	31,600	—	—	31,600	1	728	100.0	100.0
Research Triangle	3,308,463	257,644	325,936	3,892,043	36	81,706	94.6	86.1

Canada	552,018	—	—	552,018	6	10,070	78.6	78.6

Non-cluster/other markets	1,277,347	—	—	1,277,347	17	29,777	75.1	75.1

Total – North America	38,835,792	2,444,580	2,390,365	43,670,737	414	$1,746,580	94.0%	88.5%

Mega campuses are cluster campuses that consist of approximately 1 million or more RSF, including operating, active development/redevelopment, and land RSF less operating RSF expected to be demolished. Refer to the “Summary of pipeline” and “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	33

Investments in Real Estate
December 31, 2021

Demand for our value-creation development and redevelopment projects of high-quality office/laboratory space and our continued operational excellence at our world-class, sophisticated laboratory facilities and strong execution by our team has translated into record leasing activity.

Projects Either Under Construction or Expected to Commence Construction in the Next Six Quarters
>$610 Million Projected Incremental Annual Rental Revenues Primarily commencing from 1Q22 through 4Q24

7.4 million RSF(1)

83% Leased/Negotiating

As of December 31, 2021.
(1)Includes 4.8 million RSF under construction and 2.6 million RSF expected to commence construction in the next six quarters.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	34

Investments in Real Estate
December 31, 2021
(Dollars in thousands)

		Development and Redevelopment
	Operating	Under Construction	Near Term		Intermediate Term	Future	Subtotal	Total
Investments in real estate
Book value as of December 31, 2021(1)	$22,204,468	$3,168,442	$1,147,726		$738,464	$1,474,008	$6,528,640	$28,733,108

Square footage
Operating	38,835,792	—	—		—	—	—	38,835,792
New Class A development and redevelopment properties	—	4,834,945	6,209,111	(2)	3,855,608	17,620,857	32,520,521	32,520,521
Value-creation square feet currently included in rental properties(3)	—	—	(1,250,525)		(122,991)	(3,012,092)	(4,385,608)	(4,385,608)
Total square footage	38,835,792	4,834,945	4,958,586		3,732,617	14,608,765	28,134,913	66,970,705

(1)Balances exclude depreciation and our share of the cost basis associated with our properties held by our unconsolidated real estate joint ventures, which is classified as investments in unconsolidated real estate joint ventures in our consolidated balance sheets. Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for reconciliation detail of investments in real estate.
(2)Includes 2,565,808 RSF currently 89% leased/negotiating expected to commence construction in the next six quarters. Refer to “New Class A development and redevelopment properties: current projects” for additional details.
(3)Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	35

New Class A Development and Redevelopment Properties: Recent Deliveries

December 31, 2021

The Arsenal on the Charles	201 Haskins Way	825 and 835 Industrial Road
Greater Boston/ Cambridge/Inner Suburbs	San Francisco Bay Area/ South San Francisco	San Francisco Bay Area/ Greater Stanford
137,111 RSF	270,879 RSF	476,211 RSF
100% Occupancy	100% Occupancy	100% Occupancy

Commercial St
Industrial Rd
ALEXANDRIA CENTER
FOR LIFE SCIENCE

3160 Porter Drive	30-02 48th Avenue	5505 Morehouse Drive
San Francisco Bay Area/ Greater Stanford	New York City/New York City	San Diego/Sorrento Mesa
57,696 RSF	41,848 RSF	28,324 RSF
100% Occupancy	100% Occupancy	100% Occupancy

ALEXANDRIA CENTER FOR LIFE SCIENCE AT STANFORD RESEARCH PARK
LOCATION
CAPITAL
TALENT
INNOVATION
ALEXANDRIA
3160

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New Class A Development and Redevelopment Properties: Recent Deliveries (continued)

December 31, 2021

1165 Eastlake Avenue East	9601 and 9603 Medical Center Drive	9804 Medical Center Drive
Seattle/Lake Union	Maryland/Rockville	Maryland/Rockville
100,086 RSF	17,378 RSF	176,832 RSF
100% Occupancy	100% Occupancy	100% Occupancy

700 Quince Orchard Road	2400 Ellis Road, 40 Moore Drive, and 14 TW Alexander Drive(1)	5 and 9 Laboratory Drive(2)	8 and 10 Davis Drive(3)
Maryland/Gaithersburg	Research Triangle/Research Triangle	Research Triangle/Research Triangle	Research Triangle/Research Triangle
171,239 RSF	326,445 RSF	87,109 RSF	65,247 RSF
100% Occupancy	100% Occupancy	100% Occupancy	100% Occupancy

(1)Image represents 2400 Ellis Road in our Alexandria Center® for Life Science – Durham mega campus.
(2)Image represents 9 Laboratory Drive in our Alexandria Center® for AgTech campus.
(3)Image represents 10 Davis Drive in our Alexandria Center® for Advanced Technologies mega campus.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	37

New Class A Development and Redevelopment Properties: Recent Deliveries (continued)

December 31, 2021
(Dollars in thousands)

Property/Market/Submarket		Our Ownership Interest	RSF Placed in Service						Occupancy Percentage(2)	Total Project		Unlevered Yields
	4Q21 Delivery Date(1)		Prior to 1/1/21	1Q21	2Q21	3Q21	4Q21	Total				Initial Stabilized		Initial Stabilized (Cash Basis)
										RSF	Investment
Development projects
201 Haskins Way/San Francisco Bay Area/South San Francisco	11/1/21	100%	—	—	171,042	55,358	44,479	270,879	100%	323,190	$370,000	6.4%		6.2%
825 and 835 Industrial Road/San Francisco Bay Area/Greater Stanford	10/22/21	100%	96,463	99,557	114,157	6,369	159,665	476,211	100%	526,129	630,000	6.4		6.1
1165 Eastlake Avenue East/Seattle/ Lake Union	N/A	100%	—	100,086	—	—	—	100,086	100%	100,086	138,000	6.3	(3)	6.4	(3)
9804 Medical Center Drive/Maryland/Rockville	N/A	100%	—	176,832	—	—	—	176,832	100%	176,832	89,300	8.3		8.0
5 and 9 Laboratory Drive/Research Triangle/Research Triangle	11/27/21	100%	—	—	—	25,812	61,297	87,109	100%	340,400	193,000	7.1		7.0
8 and 10 Davis Drive/Research Triangle/Research Triangle	10/24/21	100%	—	—	—	20,500	44,747	65,247	100%	250,000	151,000	7.5		7.3

Redevelopment projects
The Arsenal on the Charles/Greater Boston/Cambridge/Inner Suburbs	12/27/21	100%	—	—	—	86,546	50,565	137,111	100%	872,665	772,000	6.2		5.5
3160 Porter Drive/San Francisco Bay Area/Greater Stanford	10/15/21	100%	—	—	—	43,578	14,118	57,696	100%	92,300	107,000	5.2		5.0
30-02 48th Avenue/New York City/ New York City	12/1/21	100%	17,716	—	15,176	—	8,956	41,848	100%	179,100	224,000	5.8		5.8
5505 Morehouse Drive/San Diego/ Sorrento Mesa	11/19/21	100%	—	—	—	—	28,324	28,324	100%	79,945	67,000	6.9		7.0
Other/San Diego	N/A	100%	—	—	128,745	—	—	128,745	100%	128,745	47,000	8.0	(4)	8.0	(4)
9601 and 9603 Medical Center Drive/Maryland/Rockville	12/1/21	100%	—	—	—	—	17,378	17,378	100%	94,256	54,000	8.4		7.1
700 Quince Orchard Road/Maryland/Rockville	11/1/21	100%	—	—	—	—	171,239	171,239	100%	171,239	79,000	8.8		7.4
2400 Ellis Road, 40 Moore Drive, and 14 TW Alexander Drive/Research Triangle/Research Triangle	N/A	100%	—	—	326,445	—	—	326,445	100%	652,381	245,000	7.5		6.7
Total	11/5/21		114,179	376,475	755,565	238,163	600,768	2,085,150		3,987,268	$3,166,300	6.6%		6.2%

Refer to “New Class A development and redevelopment properties: current projects” of this Supplemental Information for details on the RSF in service and under construction, if applicable.

(1)Represents the average delivery date for deliveries that occurred during the current quarter, weighted by annual rental revenue.
(2)Relates to total operating RSF placed in service as of the most recent delivery.
(3)Unlevered yields represent aggregate returns for 1165 Eastlake Avenue East, an amenity-rich research headquarters for Adaptive Biotechnologies Corporation, and 1208 Eastlake Avenue East, an adjacent multi-tenant office/laboratory building.
(4)We achieved yields greater than 8.0%.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	38

New Class A Development and Redevelopment Properties: Current Projects
December 31, 2021

325 Binney Street	One Rogers Street	The Arsenal on the Charles	201 Brookline Avenue	40, 50, and 60 Sylvan Road
Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/Fenway	Greater Boston/Route 128
462,100 RSF	403,892 RSF	250,567 RSF	510,116 RSF	202,428 RSF
100% Leased	100% Leased	94% Leased/Negotiating	96% Leased/Negotiating	61% Leased/Negotiating

840 Winter Street	201 Haskins Way	751 Gateway Boulevard	825 and 835 Industrial Road	3160 Porter Drive
Greater Boston/Route 128	San Francisco Bay Area/ South San Francisco	San Francisco Bay Area/ South San Francisco	San Francisco Bay Area/ Greater Stanford	San Francisco Bay Area/ Greater Stanford
130,000 RSF	52,311 RSF	230,592 RSF	49,918 RSF	34,604 RSF
99% Leased/Negotiating	100% Leased	100% Leased	100% Leased	97% Leased/Negotiating

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	39

New Class A Development and Redevelopment Properties: Current Projects (continued)
December 31, 2021

30-02 48th Avenue	3115 Merryfield Row	10055 Barnes Canyon Road	1150 Eastlake Avenue East	9601 and 9603 Medical Center Drive
New York City/New York City	San Diego/Torrey Pines	San Diego/Sorrento Mesa	Seattle/Lake Union	Maryland/Rockville
96,003 RSF	146,456 RSF	195,435 RSF	311,631 RSF	76,878 RSF
69% Leased/Negotiating	100% Leased	100% Leased	62% Leased/Negotiating	100% Leased/Negotiating

9950 Medical Center Drive	20400 Century Boulevard	2400 Ellis Road, 40 Moore Drive, and 14 TW Alexander Drive(1)	5 and 9 Laboratory Drive(2)	8 and 10 Davis Drive(3)
Maryland/Rockville	Maryland/Gaithersburg	Research Triangle/Research Triangle	Research Triangle/Research Triangle	Research Triangle/Research Triangle
84,264 RSF	80,550 RSF	325,936 RSF	72,891 RSF	184,753 RSF
100% Leased	40% Leased/Negotiating	80% Leased/Negotiating	95% Leased/Negotiating	94% Leased/Negotiating

(1)Image represents 14 TW Alexander Drive in our Alexandria Center® for Life Science – Durham mega campus.
(2)Image represents 9 Laboratory Drive in our Alexandria Center® for AgTech campus.
(3)Image represents 10 Davis Drive in our Alexandria Center® for Advanced Technologies mega campus.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	40

New Class A Development and Redevelopment Properties: Current Projects (continued)
December 31, 2021

Market Property/Submarket		Square Footage				Percentage				Occupancy(1)
	Dev/Redev	In Service	CIP	Total		Leased		Leased/Negotiating		Initial	Stabilized
Under construction
Greater Boston
325 Binney Street/Cambridge/Inner Suburbs	Dev	—	462,100	462,100		100%		100%		2023	2024
One Rogers Street/Cambridge/Inner Suburbs	Redev	4,367	403,892	408,259		100		100		2023	2023
The Arsenal on the Charles/Cambridge/Inner Suburbs	Redev	622,098	250,567	872,665		83		94		3Q21	2022
201 Brookline Avenue/Fenway	Dev	—	510,116	510,116		88		96		2022	2023
40, 50, and 60 Sylvan Road/Route 128	Redev	312,845	202,428	515,273		61		61		2023	2024
840 Winter Street/Route 128	Redev	30,009	130,000	160,009		18		99		2023	2024
Other	Redev	—	453,869	453,869		—		—		2023	TBD
San Francisco Bay Area
201 Haskins Way/South San Francisco	Dev	270,879	52,311	323,190		100		100		2Q21	2022
751 Gateway Boulevard/South San Francisco	Dev	—	230,592	230,592		100		100		2023	2023
825 and 835 Industrial Road/Greater Stanford	Dev	476,211	49,918	526,129		100		100		4Q20	2022
3160 Porter Drive/Greater Stanford	Redev	57,696	34,604	92,300		89		97		3Q21	2022
New York City
30-02 48th Avenue/New York City	Redev	83,097	96,003	179,100		60		69		4Q20	2022
San Diego
3115 Merryfield Row/Torrey Pines	Dev	—	146,456	146,456		100		100		2022	2022
10055 Barnes Canyon Road/Sorrento Mesa	Dev	—	195,435	195,435		100		100		2022	2022
5505 Morehouse Drive/Sorrento Mesa	Redev	28,324	51,621	79,945		100		100		4Q21	2022
10102 Hoyt Park Drive/Other	Dev	—	144,113	144,113		100		100		2023	2023
10277 Scripps Ranch Boulevard/Other	Redev	—	70,041	70,041		—		—		2023	TBD
Seattle
1150 Eastlake Avenue East/Lake Union	Dev	—	311,631	311,631		32		62		2023	TBD
3301, 3555, and 3755 Monte Villa Parkway/Bothell	Redev	246,647	213,976	460,623		53		53		2022	2023
Maryland
9601 and 9603 Medical Center Drive/Rockville	Redev	17,378	76,878	94,256		51		100		4Q21	2023
9950 Medical Center Drive/Rockville	Dev	—	84,264	84,264		100		100		1H22	2022
20400 Century Boulevard/Gaithersburg	Redev	—	80,550	80,550		40		40		2022	2023
Research Triangle
2400 Ellis Road, 40 Moore Drive, and 14 TW Alexander Drive/Research Triangle	Redev	326,445	325,936	652,381		77		80		2Q21	2022
5 and 9 Laboratory Drive/Research Triangle	Redev/Dev	267,509	72,891	340,400		93		95		3Q21	2022
8 and 10 Davis Drive/Research Triangle	Dev	65,247	184,753	250,000	(2)	83	(2)	94	(2)	3Q21	2022
		2,808,752	4,834,945	7,643,697		75%		82%
(1)Initial occupancy dates are subject to leasing and/or market conditions. Multi-tenant projects may have occupancy by tenants over a period of time. Stabilized occupancy may vary depending on single tenancy versus multi-tenancy.
(2)Represents 150,000 RSF that is 90% leased/negotiating at 8 Davis Drive and 100,000 RSF that is 100% leased at 10 Davis Drive.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	41

New Class A Development and Redevelopment Properties: Current Projects (continued)
December 31, 2021

Market Property/Submarket		Square Footage			Percentage
	Dev/Redev	In Service	CIP	Total	Leased	Leased/Negotiating
Pre-leased/negotiating near-term projects expected to commence construction in the next six quarters
Greater Boston
99 Coolidge Avenue/Cambridge/Inner Suburbs	Dev	—	275,000	275,000	—%	34%
The Arsenal on the Charles, Phase I/Cambridge/Inner Suburbs	Dev	—	120,454	120,454	84	84
The Arsenal on the Charles, Phase II/Cambridge/Inner Suburbs	Dev	—	100,000	100,000	—	88
15 Necco Street/Seaport Innovation District	Dev	—	350,000	350,000	—	97
San Diego
11255 and 11355 North Torrey Pines Road/Torrey Pines	Dev	—	309,094	309,094	100	100
10931 and 10933 North Torrey Pines Road/Torrey Pines	Dev	—	299,158	299,158	100	100
Alexandria Point, Phase II/University Town Center	Dev	—	409,000	409,000	—	100
Alexandria Point, Phase I/University Town Center	Dev	—	171,102	171,102	100	100
Maryland
9820 Darnestown Road/Rockville	Dev	—	250,000	250,000	—	100
9810 Darnestown Road/Rockville	Dev	—	192,000	192,000	100	100
9808 Medical Center Drive/Rockville	Dev	—	90,000	90,000	29	29
		—	2,565,808	2,565,808	43	89
		2,808,752	7,400,753	10,209,505	67%	83%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	42

New Class A Development and Redevelopment Properties: Current Projects (continued)

December 31, 2021
(Dollars in thousands)

	Our Ownership Interest							Unlevered Yields
Market Property/Submarket		In Service	CIP	Cost to Complete		Total at Completion		Initial Stabilized		Initial Stabilized (Cash Basis)

Under construction
Greater Boston
325 Binney Street/Cambridge/Inner Suburbs	100%	$—	$240,287	$540,713		$781,000		8.6%		7.2%
One Rogers Street/Cambridge/Inner Suburbs	100%	10,844	847,262	347,894		1,206,000		5.2%		4.2%
The Arsenal on the Charles/Cambridge/Inner Suburbs	100%	500,636	226,128	45,236		772,000		6.2%		5.5%
201 Brookline Avenue/Fenway	98.3%	—	476,012	257,988		734,000		7.2%	(1)	6.2%	(1)
40, 50, and 60 Sylvan Road/Route 128	100%	173,595	92,461	TBD
840 Winter Street/Route 128	100%	14,013	66,142
Other	100%	—	115,214
San Francisco Bay Area
201 Haskins Way/South San Francisco	100%	304,606	49,710	15,684		370,000		6.4%		6.2%
751 Gateway Boulevard/South San Francisco	49.9%	—	78,007	211,993		290,000		6.5%		6.3%
825 and 835 Industrial Road/Greater Stanford	100%	565,335	46,072	18,593		630,000		6.4%		6.1%
3160 Porter Drive/Greater Stanford	100%	62,893	38,826	5,281		107,000		5.2%		5.0%
New York City
30-02 48th Avenue/New York City	100%	75,062	108,037	40,901		224,000		5.8%		5.8%
San Diego
3115 Merryfield Row/Torrey Pines	100%	—	124,372	27,628		152,000		6.2%		6.2%
10055 Barnes Canyon Road/Sorrento Mesa	50.0%	—	88,400	92,600		181,000		7.2%		6.6%
5505 Morehouse Drive/Sorrento Mesa	100%	17,909	37,074	12,017		67,000		6.9%		7.0%
10102 Hoyt Park Drive/Other	100%	—	42,713	71,287		114,000		7.4%		6.5%
10277 Scripps Ranch Boulevard/Other	100%	—	25,966	TBD
Seattle
1150 Eastlake Avenue East/Lake Union	100%	—	117,929	287,071		405,000		6.4%		6.2%
3301, 3555, and 3755 Monte Villa Parkway/Bothell	100%	55,198	72,233	TBD
Maryland
9601 and 9603 Medical Center Drive/Rockville	100%	6,124	24,179	23,697		54,000		8.4%		7.1%
9950 Medical Center Drive/Rockville	100%	—	42,673	16,927		59,600		8.6%		7.7%
20400 Century Boulevard/Gaithersburg	100%	—	16,217	18,783		35,000		8.5%		8.6%
Research Triangle
2400 Ellis Road, 40 Moore Drive, and 14 TW Alexander Drive/Research Triangle	100%	92,403	77,021	75,576		245,000		7.5%		6.7%
5 and 9 Laboratory Drive/Research Triangle	100%	148,582	39,347	5,071		193,000		7.1%		7.0%
8 and 10 Davis Drive/Research Triangle	100%	30,252	76,160	44,588		151,000		7.5%		7.3%
		$2,057,452	$3,168,442	$3,070,000	(2)(3)	$8,290,000	(2)
(1)We expect to achieve initial stabilized yields of 7.2% and 6.2% (cash basis), which represent improvements of 40 bps and 20 bps, from the respective initial stabilized yields disclosed on October 25, 2021. The increase is primarily attributable to higher rental rates.
(2)Amounts rounded to the nearest $10 million.
(3)Based on the expected incremental EBITDA generated upon stabilization of these projects over the period of 2022 to 2024 and our 4Q22 annualized target of net debt and preferred stock to adjusted EBITDA of less than or equal to 5.1x, we expect $1.1 billion of incremental equity funding on a leverage neutral basis to complete our projects under construction aggregating 4.8 million RSF as of December 31, 2021. The balance of the remaining cost to complete is expected to be funded with $2.0 billion of debt. Refer to the key sources and uses of capital within “Guidance” of this Earnings Press Release for additional details. Actual debt and equity capital funding until stabilization of these projects may vary from these estimates.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	43

New Class A Development and Redevelopment Properties: Summary of Pipeline
December 31, 2021
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Under Construction	Near Term	Intermediate Term	Future	Total(1)

Greater Boston
Mega Campus: Alexandria Center® at One Kendall Square/Cambridge/ Inner Suburbs	100%	$240,287	462,100	—	—	—	462,100
325 Binney Street
Mega Campus: Alexandria Center® at Kendall Square/Cambridge/ Inner Suburbs	100%	847,262	403,892	—	—	—	403,892
One Rogers Street
Mega Campus: The Arsenal on the Charles/Cambridge/Inner Suburbs	100%	267,261	250,567	220,454	—	34,157	505,178
311 Arsenal Street, 300 and 400 North Beacon Street, and 100 and 200 Talcott Avenue
Mega Campus: Alexandria Center® for Life Science – Fenway/Fenway	(2)	719,937	510,116	—	507,997	—	1,018,113
201 Brookline Avenue and 421 Park Drive
Reservoir Woods/Route 128	100%	140,723	202,428	312,845	—	440,000	955,273
40, 50, and 60 Sylvan Road
840 Winter Street/Route 128	100%	66,142	130,000	—	—	—	130,000
99 Coolidge Avenue/Cambridge/Inner Suburbs	75.0%	66,124	—	275,000	—	—	275,000
15 Necco Street/Seaport Innovation District	90.0%	227,051	—	350,000	—	—	350,000
10 Necco Street/Seaport Innovation District	100%	94,490	—	—	175,000	—	175,000
215 Presidential Way/Route 128	100%	6,808	—	—	112,000	—	112,000
Mega Campus: Alexandria Technology Square®/Cambridge/Inner Suburbs	100%	7,881	—	—	—	100,000	100,000
Mega Campus: 480 Arsenal Way and 500 and 550 Arsenal Street/Cambridge/Inner Suburbs	100%	55,680	—	—	—	775,000	775,000
Mega Campus: 380 and 420 E Street/Seaport Innovation District	100%	120,865	—	—	—	1,000,000	1,000,000
99 A Street/Seaport Innovation District	100%	47,139	—	—	—	235,000	235,000
Mega Campus: One Upland Road, 100 Tech Drive, and One Investors Way/Route 128	100%	22,861	—	—	—	1,100,000	1,100,000
Other value-creation projects	100%	165,496	453,869	190,992	—	466,504	1,111,365
		$3,096,007	2,412,972	1,349,291	794,997	4,150,661	8,707,921

(1)Represents total square footage upon completion of development or redevelopment of a new Class A property. Square footage presented includes RSF of buildings currently in operation at properties that also have inherent future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property and commence future construction. Refer to “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(2)We have a 98.3% ownership interest in 201 Brookline Avenue aggregating 510,116 RSF, which is currently under construction. We have a 100% ownership interest in the intermediate-term development project at 421 Park Drive aggregating 507,997 SF.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	44

New Class A Development and Redevelopment Properties: Summary of Pipeline (continued)
December 31, 2021
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Under Construction	Near Term	Intermediate Term		Future	Total(1)

San Francisco Bay Area
Mega Campus: Alexandria Technology Center® – Gateway/ South San Francisco	49.9%	$100,575	230,592	300,010	—		291,000	821,602
651 and 751 Gateway Boulevard
Alexandria Center® for Life Science – South San Francisco/ South San Francisco	100%	49,710	52,311	—	—		—	52,311
201 Haskins Way
Mega Campus: Alexandria Center® for Life Science – San Carlos/Greater Stanford	100%	391,038	49,918	—	700,000		797,830	1,547,748
825, 835, and 960 Industrial Road, 987 and 1075 Commercial Street, and 888 Bransten Road
3160 Porter Drive/Greater Stanford	100%	38,826	34,604	—	—		—	34,604
Mega Campus: Alexandria Center® for Science and Technology – Mission Bay/Mission Bay	100%	53,408	—	191,000	—		—	191,000
1450 Owens Street
3825 and 3875 Fabian Way/Greater Stanford	100%	—	—	250,000	—		228,000	478,000
901 California Avenue/Greater Stanford	100%	3,797	—	56,924	—		—	56,924
3450 and 3460 Hillview Avenue/Greater Stanford	100%	—	—	42,340	34,611		—	76,951
Mega Campus: 88 Bluxome Street/SoMa	100%	323,680	—	1,070,925	—		—	1,070,925
Mega Campus: 1122 and 1178 El Camino Real/South San Francisco	100%	235,985	—	—	—		1,320,000	1,320,000
Mega Campus: 213, 249, 259, 269, and 279 East Grand Avenue/ South San Francisco	30.0%	6,352	—	—	—		90,000	90,000
2475 Hanover Street/Greater Stanford	100%	—	—	—	—		83,980	83,980
Other value-creation projects	(2)	54,275	—	—	—		303,407	303,407
		1,257,646	367,425	1,911,199	734,611		3,114,217	6,127,452
New York City
Alexandria Center® for Life Science – Long Island City/New York City	100%	138,631	96,003	135,938	—		—	231,941
30-02 48th Avenue and 47-50 30th Street
Mega Campus: Alexandria Center® for Life Science – New York City/ New York City	100%	79,961	—	—	550,000	(3)	—	550,000
219 East 42nd Street/New York City	100%	—	—	—	—		579,947	579,947
		$218,592	96,003	135,938	550,000		579,947	1,361,888

(1)Represents total square footage upon completion of development or redevelopment of a new Class A property. Square footage presented includes RSF of buildings currently in operation at properties that also have inherent future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property and commence future construction. Refer to “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(2)Includes a future development project aggregating 278,407 RSF at Alexandria Center® for Life Science – Millbrae Station, where we have a 40.3% ownership interest.
(3)Pursuant to an option agreement, we are currently negotiating a long-term ground lease with the City of New York for the future site of a new building approximating 550,000 RSF.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	45

New Class A Development and Redevelopment Properties: Summary of Pipeline (continued)
December 31, 2021
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Under Construction	Near Term	Intermediate Term	Future	Total(1)

San Diego
Mega Campus: One Alexandria Square/Torrey Pines	100%	$287,221	146,456	608,252	—	125,280	879,988
3115 Merryfield Row, 10931, 10933, 11255, and 11355 North Torrey Pines Road, and 10975 and 10995 Torreyana Road
Mega Campus: SD Tech by Alexandria/Sorrento Mesa	50.0%	215,498	247,056	190,074	160,000	333,845	930,975
9805 Scranton Road, 5505 Morehouse Drive(2), and 10055 and 10075 Barnes Canyon Road
10102 Hoyt Park Drive/Other	100%	42,713	144,113	—	—	—	144,113
10277 Scripps Ranch Boulevard/Other	100%	25,966	70,041	—	—	—	70,041
Mega Campus: Alexandria Point/University Town Center	55.0%	117,757	—	580,102	—	324,445	904,547
10260 Campus Point Drive and 4110, 4150, and 4160 Campus Point Court
Mega Campus: Sequence District by Alexandria/Sorrento Mesa	100%	40,142	—	200,000	509,000	1,089,915	1,798,915
6260, 6290, 6310, 6340, 6350, and 6450 Sequence Drive
Mega Campus: University District/University Town Center	100%	68,817	—	—	600,000	—	600,000
9363, 9373, 9393 Towne Centre Drive, and 4555 Executive Drive
9444 Waples Street/Sorrento Mesa	50.0%	19,062	—	—	149,000	—	149,000
Mega Campus: 5200 Illumina Way/University Town Center	51.0%	13,524	—	—	—	451,832	451,832
4025, 4031, 4045, and 4075 Sorrento Valley Boulevard/Sorrento Valley	100%	14,710	—	—	—	247,000	247,000
Other value-creation projects	100%	14,162	—	54,000	—	114,235	168,235
		859,572	607,666	1,632,428	1,418,000	2,686,552	6,344,646
Seattle
Mega Campus: The Eastlake Life Science Company by Alexandria/ Lake Union	100%	117,929	311,631	—	—	—	311,631
1150 Eastlake Avenue East
Mega Campus: Alexandria Center® for Life Science – South Lake Union/ Lake Union	100%	114,210	—	217,000	—	188,400	405,400
601 and 701 Dexter Avenue North
Alexandria Center® for Advanced Technologies – Monte Villa Parkway/Bothell	100%	72,233	213,976	51,255	—	—	265,231
3301, 3555, and 3755 Monte Villa Parkway
1010 4th Avenue South/SoDo	100%	51,395	—	—	—	544,825	544,825
830 4th Avenue South/SoDo	100%	—	—	—	—	52,488	52,488
Mega Campus: Alexandria Center® for Advanced Technologies – Canyon Park/Bothell	100%	12,835	—	—	—	230,000	230,000
21660 20th Avenue Southeast
Other value-creation projects	100%	77,484	—	—	—	691,000	691,000
		$446,086	525,607	268,255	—	1,706,713	2,500,575
(1)Represents total square footage upon completion of development or redevelopment of a new Class A property. Square footage presented includes RSF of buildings currently in operation at properties that also have inherent future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property and commence future construction. Refer to “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(2)We own 100% of this property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	46

New Class A Development and Redevelopment Properties: Summary of Pipeline (continued)
December 31, 2021
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value		Square Footage
				Development and Redevelopment
				Under Construction	Near Term	Intermediate Term	Future	Total(1)

Maryland
Mega Campus: Alexandria Center® for Life Science – Shady Grove/Rockville	100%	$135,795		161,142	532,000	258,000	38,000	989,142
9601, 9603, and 9950 Medical Center Drive and 9810, 9820, and 9830 Darnestown Road
20400 Century Boulevard/Gaithersburg	100%	16,217		80,550	—	—	—	80,550
		152,012		241,692	532,000	258,000	38,000	1,069,692
Research Triangle
Mega Campus: Alexandria Center® for Life Science – Durham/ Research Triangle	100%	120,888		325,936	100,000	—	885,000	1,310,936
40 and 41 Moore Drive and 14 TW Alexander Drive
Mega Campus: Alexandria Center® for Advanced Technologies/ Research Triangle	100%	121,663		184,753	180,000	—	990,000	1,354,753
4, 8, and 10 Davis Drive
Alexandria Center® for AgTech/Research Triangle	100%	39,347		72,891	—	—	—	72,891
9 Laboratory Drive
Mega Campus: Alexandria Center® for NextGen Medicines/ Research Triangle	100%	96,056		—	100,000	100,000	855,000	1,055,000
3029 East Cornwallis Road
Other value-creation projects	100%	4,185		—	—	—	76,262	76,262
		382,139		583,580	380,000	100,000	2,806,262	3,869,842
Other value-creation projects	100%	116,586		—	—	—	2,538,505	2,538,505
Total pipeline as of December 31, 2021		$6,528,640	(2)	4,834,945	6,209,111	3,855,608	17,620,857	32,520,521	(1)

Key pending acquisition
Mega Campus: Alexandria Center® for Life Science – South Lake Union/ Lake Union				—	800,000	—	—	800,000
800 Mercer Street

				4,834,945	7,009,111	3,855,608	17,620,857	33,320,521

(1)Total square footage includes 4,385,608 RSF of buildings currently in operation that will be redeveloped or replaced with new development RSF upon commencement of future construction. Refer to “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(2)Total book value includes $3.2 billion of projects currently under construction that are 82% leased/negotiating. We also expect to commence construction on pre-leased/negotiating near-term projects aggregating $570.5 million in the next six quarters that are 89% leased/negotiating.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	47

Construction Spending
December 31, 2021
(In thousands)

Year Ended
Construction Spending	December 31, 2021
Additions to real estate – consolidated projects	$2,089,849
Investments in unconsolidated real estate joint ventures	13,666
Contributions from noncontrolling interests	(94,285)
Construction spending (cash basis)	2,009,230
Change in accrued construction	149,939
Construction spending	$2,159,169

Year Ending
Projected Construction Spending	December 31, 2022
Development, redevelopment, and pre-construction projects	$2,990,000
Contributions from noncontrolling interests (consolidated real estate joint ventures)	(220,000)
Revenue-enhancing and repositioning capital expenditures	98,000
Non-revenue-enhancing capital expenditures	82,000
Guidance midpoint	$2,950,000

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	48

Joint Venture Financial Information
December 31, 2021

Consolidated Real Estate Joint Ventures
Property	Market	Submarket	Noncontrolling Interest Share(1)		Operating RSF at 100%
50 and 60 Binney Street	Greater Boston	Cambridge/Inner Suburbs	66.0%		532,395
75/125 Binney Street	Greater Boston	Cambridge/Inner Suburbs	60.0%		388,270
225 Binney Street	Greater Boston	Cambridge/Inner Suburbs	70.0%		305,212
99 Coolidge Avenue	Greater Boston	Cambridge/Inner Suburbs	25.0%		— (2)
409 and 499 Illinois Street	San Francisco Bay Area	Mission Bay	75.0%		455,069
1500 Owens Street	San Francisco Bay Area	Mission Bay	75.0%		158,267
1700 Owens Street	San Francisco Bay Area	Mission Bay	75.0%		164,513
455 Mission Bay Boulevard South	San Francisco Bay Area	Mission Bay	75.0%		228,140
Alexandria Technology Center® – Gateway(3)	San Francisco Bay Area	South San Francisco	50.1%		1,089,852
213 East Grand Avenue	San Francisco Bay Area	South San Francisco	70.0%		300,930
500 Forbes Boulevard	San Francisco Bay Area	South San Francisco	90.0%		155,685
Alexandria Center® for Life Science – Millbrae Station	San Francisco Bay Area	South San Francisco	59.7%		—
Alexandria Point(4)	San Diego	University Town Center	45.0%		1,337,916
5200 Illumina Way	San Diego	University Town Center	49.0%		792,687
9625 Towne Centre Drive	San Diego	University Town Center	49.9%		163,648
SD Tech by Alexandria(5)	San Diego	Sorrento Mesa	50.0%		679,801
Pacific Technology Park	San Diego	Sorrento Mesa	50.0%		632,732
1201 and 1208 Eastlake Avenue East and 199 East Blaine Street	Seattle	Lake Union	70.0%		321,218
400 Dexter Avenue North	Seattle	Lake Union	70.0%		290,111

Unconsolidated Real Estate Joint Ventures
Property	Market	Submarket	Our Ownership Share(6)		Operating RSF at 100%
1655 and 1725 Third Street	San Francisco Bay Area	Mission Bay	10.0%		586,208
1401/1413 Research Boulevard	Maryland	Rockville	65.0%	(7)	(8)
1450 Research Boulevard	Maryland	Rockville	73.2%	(9)	42,679
101 West Dickman Street	Maryland	Beltsville	57.9%	(9)	135,423

(1)In addition to the consolidated real estate joint ventures listed, various partners hold insignificant noncontrolling interests in three other real estate joint ventures in North America.
(2)We expect to commence vertical construction of 275,000 RSF during 2022.
(3)Includes 601, 611, 651, 681, 685, 701, and 751 Gateway Boulevard in our South San Francisco submarket. Noncontrolling interest share is anticipated to be 49% as we make further contributions into the joint venture over time.
(4)Includes 10210, 10260, 10290, and 10300 Campus Point Drive and 4161, 4224, and 4242 Campus Point Court in our University Town Center submarket.
(5)Includes 9605, 9645, 9675, 9685, 9725, 9735, 9808, 9855, and 9868 Scranton Road and 10055 and 10065 Barnes Canyon Road in our Sorrento Mesa submarket.
(6)In addition to the unconsolidated real estate joint ventures listed, we hold an interest in one other insignificant unconsolidated real estate joint venture in North America.
(7)Represents our ownership interest; our voting interest is limited to 50%.
(8)Represents a joint venture with a distinguished retail real estate developer for an approximate 90,000 RSF retail shopping center.
(9)Represent joint ventures with local real estate operators. Each of these joint ventures operates one office property which are expected to be redeveloped into office/lab. Our investments into 101 West Dickman Street and 1450 Research Boulevard joint ventures were $8.3 million and $4.0 million, respectively. The joint ventures each have a construction loan in place which is expected to fund future redevelopment cost; therefore, we expect minimal equity contributions to be required in the future. Our partners manage the day-to-day activities that most significantly affect the economic performance of each joint venture; therefore, we account for these investments under the equity method of accounting.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	49

Joint Venture Financial Information (continued)
December 31, 2021
(Dollars in thousands)

	As of December 31, 2021
	Noncontrolling Interest Share of Consolidated Real Estate JVs	Our Share of Unconsolidated Real Estate JVs
Investments in real estate	$2,580,819	$110,432
Cash, cash equivalents, and restricted cash	92,703	4,993
Other assets	290,389	10,168
Secured notes payable (refer to page 54)	(1,998)	(83,910)
Other liabilities	(118,205)	(3,200)
Redeemable noncontrolling interests	(9,612)	—
	$2,834,096	$38,483

	Noncontrolling Interest Share of Consolidated Real Estate JVs		Our Share of Unconsolidated Real Estate JVs
	December 31, 2021		December 31, 2021
	Three Months Ended	Year Ended	Three Months Ended	Year Ended
Total revenues	$64,273	$211,807	$9,962	$43,557
Rental operations	(18,278)	(58,123)	(1,469)	(7,079)
	45,995	153,684	8,493	36,478
General and administrative	(36)	(635)	(113)	(298)
Interest	—	—	(2,304)	(10,191)
Depreciation and amortization	(21,265)	(70,880)	(3,058)	(13,734)
Fixed returns allocated to redeemable noncontrolling interests(1)	207	866	—	—
	$24,901	$83,035	$3,018	$12,255

Straight-line rent and below-market lease revenue	$1,859	$5,318	$170	$3,094
Funds from operations(2)	$46,166	$153,915	$6,076	$25,989

(1)Represents an allocation of joint venture earnings to redeemable noncontrolling interests primarily in one property in our South San Francisco submarket. These redeemable noncontrolling interests earn a fixed return on their investment rather than participate in the operating results of the property.
(2)Refer to “Funds from operations and funds from operations per share” in our Earnings Press Release and “Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders” in the “Definitions and reconciliations” of this Supplemental Information for the definition and reconciliation from the most directly comparable financial measure presented in accordance with GAAP.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	50

Investments
December 31, 2021
(Dollars in thousands)

We hold investments in publicly traded companies and privately held entities primarily involved in the life science, agtech, and technology industries. The tables below summarize components of our non-real estate investments and investment income. For additional details, refer to “Investments” in the “Definitions and reconciliations” of this Supplemental Information.

	December 31, 2021
	Three Months Ended	Year Ended		Year Ended December 31, 2020
Realized gains	$26,832	$215,845	(1)	$47,288	(2)
Unrealized (losses) gains	(139,716)	43,632		374,033
Investment (loss) income	$(112,884)	$259,477		$421,321

	December 31, 2021
Investments	Cost		Unrealized Gains		Carrying Amount

Publicly traded companies	$203,290		$280,527	(3)	$483,817
Entities that report NAV	385,692		444,172		829,864
Entities that do not report NAV:
Entities with observable price changes	56,257		72,974		129,231
Entities without observable price changes	362,064		—		362,064
Investments accounted for under the equity method of accounting	N/A		N/A		71,588
December 31, 2021	$1,007,303	(4)	$797,673		1,876,564

December 31, 2020	$835,438		$775,676		$1,611,114

(1)Includes six separate significant realized gains aggregating $110.1 million related to the following transactions: (i) the sales of investments in three publicly traded biotechnology companies, (ii) a distribution received from a limited partnership investment, and (iii) the acquisition of two of our privately held non-real estate investments in a biopharmaceutical company and biotechnology company.
(2)Includes impairments of $24.5 million related to investments in privately held entities that do not report NAV.
(3)Includes gross unrealized gains and losses of $310.0 million and $29.5 million, respectively, as of December 31, 2021.
(4)Represents 3.0% of gross assets as of December 31, 2021.

Public/Private Mix (Cost)

Tenant/Non-Tenant Mix (Cost)

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Key Credit Metrics
December 31, 2021

Liquidity		Minimal Outstanding Borrowings and Significant Availability on Unsecured Senior Line of Credit
		(in millions)
$5.4B

$3,000
$3,000
$3,000
SIGNIFICANT AVAILABILITY
$100
$270
<$200
MINIMAL OUTSTANDING
12/31/20
12/31/21
12/31/22 Goal
Remaining amounts available for borrowing under our unsecured senior line of credit
Outstanding balance under our unsecured senior line of credit and/or commercial paper program

(in millions)
Availability under our unsecured senior line of credit, net of amounts outstanding under our commercial paper program	$2,730
Remaining construction loan commitments	185
Cash, cash equivalents, and restricted cash	415
Investments in publicly traded companies	484
Liquidity as of December 31, 2021	3,814
Outstanding forward equity sales agreements(1)	1,621
Total	$5,435

Net Debt and Preferred Stock to Adjusted EBITDA(2)		Fixed-Charge Coverage Ratio(2)

(1)Represents expected net proceeds from the future settlement of 8.1 million shares of forward equity sales agreements entered into in January 2022.
(2)Quarter annualized. Refer to “Fixed-charge coverage ratio” and “Net debt and preferred stock to Adjusted EBITDA” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

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Summary of Debt
December 31, 2021
(in millions)

Weighted-Average Remaining Term of 12.1 Years

(1)Refer to footnote 2 on the next page under “Fixed-rate and variable-rate debt” for additional details.

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Summary of Debt (continued)
December 31, 2021
(Dollars in thousands)

Fixed-rate and variable-rate debt	Fixed-Rate Debt	Variable-Rate Debt	Total	Percentage	Weighted-Average
					Interest Rate(1)	Remaining Term (in years)

Secured notes payable	$195,196	$10,002	$205,198	2.3%	3.40%	2.2
Unsecured senior notes payable	8,316,678	—	8,316,678	94.6	3.54	12.6
Unsecured senior line of credit	—	—	—	—	N/A	4.0
Commercial paper program	—	269,990	269,990	3.1	0.29	(2)
Total/weighted average	$8,511,874	$279,992	$8,791,866	100.0%	3.44%	12.1	(2)
Percentage of total debt	97%	3%	100%

(1)Represents the weighted-average interest rate as of the end of the applicable period, including expense/income related to the amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.
(2)The commercial paper notes bear interest at short-term fixed rates and can generally be issued with a maturity of 30 days or less and with a maximum maturity of 397 days from the date of issuance. Borrowings under the program are used to fund short-term capital needs and are backed by our unsecured senior line of credit. The commercial paper outstanding as of December 31, 2021, matured on January 18, 2022. In the event we are unable to issue commercial paper notes or refinance outstanding borrowings under terms equal to or more favorable than those under our unsecured senior line of credit, we expect to borrow under the unsecured senior line of credit at L+0.815%. As such, we calculate the weighted-average remaining term of our commercial paper by using the maturity date of our unsecured senior line of credit. Using the maturity date of our outstanding commercial paper, the consolidated weighted-average maturity of our debt is 11.9 years. The commercial paper notes sold during the three months ended December 31, 2021, were issued at a weighted-average yield to maturity of 0.24% and had a weighted-average maturity term of 12 days.

Debt covenants	Unsecured Senior Notes Payable		Unsecured Senior Line of Credit
Debt Covenant Ratios(1)	Requirement	December 31, 2021	Requirement	December 31, 2021
Total Debt to Total Assets	≤ 60%	28%	≤ 60.0%	26.7%
Secured Debt to Total Assets	≤ 40%	1%	≤ 45.0%	0.6%
Consolidated EBITDA to Interest Expense	≥ 1.5x	11.4x	≥ 1.50x	4.51x
Unencumbered Total Asset Value to Unsecured Debt	≥ 150%	343%	N/A	N/A
Unsecured Interest Coverage Ratio	N/A	N/A	≥ 1.75x	9.16x

(1)All covenant ratio titles utilize terms as defined in the respective debt and credit agreements. The calculation of consolidated EBITDA is based on the definitions contained in our loan agreements and is not directly comparable to the computation of EBITDA as described in Exchange Act Release No. 47226.

Unconsolidated real estate joint ventures’ debt						At 100%
Unconsolidated Joint Venture	Our Share	Maturity Date	Stated Rate		Interest Rate(1)	Aggregate Commitment	Debt Balance(2)
1401/1413 Research Boulevard	65.0%	12/23/24	2.70%		3.14%	$28,500	$28,124
1655 and 1725 Third Street	10.0%	3/10/25	4.50%		4.57%	600,000	598,657
101 West Dickman Street	57.9%	11/10/26	SOFR + 1.95%	(3)	2.81%	26,750	9,947
1450 Research Boulevard	73.2%	12/10/26	SOFR + 1.95%	(3)	N/A	13,000	—
						$668,250	$636,728

(1)Includes interest expense and amortization of loan fees.
(2)Represents outstanding principal, net of unamortized deferred financing costs, as of December 31, 2021.
(3)This loan is subject to a fixed SOFR floor rate of 0.75%.

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Summary of Debt (continued)
December 31, 2021
(Dollars in thousands)

Debt	Stated Rate		Interest Rate(1)		Maturity Date(2)	Principal Payments Remaining for the Periods Ending December 31,							Principal	Unamortized (Deferred Financing Cost), (Discount)/Premium	Total
						2022	2023	2024	2025	2026		Thereafter
Secured notes payable
Greater Boston	4.82%		3.40%		2/6/24	$3,564	$3,742	$183,527	$—	$—		$—	$190,833	$5,696	$196,529
Greater Boston(3)	SOFR + 2.70%		3.10		11/19/26	—	—	—	—	10,002		—	10,002	(2,011)	7,991
San Francisco Bay Area	6.50%		6.50		7/1/36	28	30	32	34	36		518	678	—	678
Secured debt weighted-average interest rate/subtotal	4.74%		3.40			3,592	3,772	183,559	34	10,038		518	201,513	3,685	205,198

Commercial paper program(4)	0.29%	(4)	0.29	(4)	(4)	(4)	—	—	—	270,000	(4)	—	270,000	(10)	269,990
Unsecured senior line of credit	L+0.815%	(5)	N/A		1/6/26	—	—	—	—	—		—	—	—	—
Unsecured senior notes payable	3.45%		3.62		4/30/25	—	—	—	600,000	—		—	600,000	(2,934)	597,066
Unsecured senior notes payable	4.30%		4.50		1/15/26	—	—	—	—	300,000		—	300,000	(1,987)	298,013
Unsecured senior notes payable – green bond	3.80%		3.96		4/15/26	—	—	—	—	350,000		—	350,000	(2,116)	347,884
Unsecured senior notes payable	3.95%		4.13		1/15/27	—	—	—	—	—		350,000	350,000	(2,570)	347,430
Unsecured senior notes payable	3.95%		4.07		1/15/28	—	—	—	—	—		425,000	425,000	(2,569)	422,431
Unsecured senior notes payable	4.50%		4.60		7/30/29	—	—	—	—	—		300,000	300,000	(1,689)	298,311
Unsecured senior notes payable	2.75%		2.87		12/15/29	—	—	—	—	—		400,000	400,000	(3,284)	396,716
Unsecured senior notes payable	4.70%		4.81		7/1/30	—	—	—	—	—		450,000	450,000	(3,167)	446,833
Unsecured senior notes payable	4.90%		5.05		12/15/30	—	—	—	—	—		700,000	700,000	(7,067)	692,933
Unsecured senior notes payable	3.375%		3.48		8/15/31	—	—	—	—	—		750,000	750,000	(6,264)	743,736
Unsecured senior notes payable – green bond	2.00%		2.12		5/18/32	—	—	—	—	—		900,000	900,000	(9,712)	890,288
Unsecured senior notes payable	1.875%		1.97		2/1/33	—	—	—	—	—		1,000,000	1,000,000	(9,701)	990,299
Unsecured senior notes payable	4.85%		4.93		4/15/49	—	—	—	—	—		300,000	300,000	(3,217)	296,783
Unsecured senior notes payable	4.00%		3.91		2/1/50	—	—	—	—	—		700,000	700,000	10,320	710,320
Unsecured senior notes payable	3.00%		3.08		5/18/51	—	—	—	—	—		850,000	850,000	(12,365)	837,635
Unsecured debt weighted average/subtotal			3.44			—	—	—	600,000	920,000		7,125,000	8,645,000	(58,332)	8,586,668
Weighted-average interest rate/total			3.44%			$3,592	$3,772	$183,559	$600,034	$930,038		$7,125,518	$8,846,513	$(54,647)	$8,791,866

Balloon payments						$—	$—	$183,221	$600,000	$930,002		$7,125,068	$8,838,291	$—	$8,838,291
Principal amortization						3,592	3,772	338	34	36		450	8,222	(54,647)	(46,425)
Total debt						$3,592	$3,772	$183,559	$600,034	$930,038		$7,125,518	$8,846,513	$(54,647)	$8,791,866

Fixed-rate debt						$3,592	$3,772	$183,559	$600,034	$650,036		$7,125,518	$8,566,511	$(54,637)	$8,511,874
Variable-rate debt						—	—	—	—	280,002		—	280,002	(10)	279,992
Total debt						$3,592	$3,772	$183,559	$600,034	$930,038		$7,125,518	$8,846,513	$(54,647)	$8,791,866

Weighted-average stated rate on maturing debt						N/A	N/A	4.82%	3.45%	2.93%		3.38%

(1)Represents the weighted-average interest rate as of the end of the applicable period, including amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.
(2)Reflects any extension options that we control.
(3)Relates to our real estate joint venture at 99 Coolidge Avenue, of which we own 75.0%. As of December 31, 2021, this joint venture has a $185.3 million availability under the existing lender commitments. The interest rate shall be reduced from SOFR+2.70% to SOFR+2.10% over time upon the completion of certain leasing, construction, and financial covenant milestones.
(4)Refer to footnote 2 on the prior page under “Fixed-rate and variable-rate debt.”
(5)During the year ended December 31, 2020, we achieved certain sustainability measures, as described in our unsecured senior line of credit agreement, which reduced the borrowing rate by one basis point for a one-year period.

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Definitions and Reconciliations
December 31, 2021

This section contains additional details for sections throughout this Supplemental Information and the accompanying Earnings Press Release, as well as explanations and reconciliations of certain non-GAAP financial measures and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA and Adjusted EBITDA margin

The following table reconciles net income (loss) and revenues, the most directly comparable financial measures calculated and presented in accordance with GAAP, to Adjusted EBITDA and calculates the Adjusted EBITDA margin:

	Three Months Ended
(Dollars in thousands)	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20
Net income	$99,796	$124,433	$404,520	$25,533	$457,133
Interest expense	34,862	35,678	35,158	36,467	37,538
Income taxes	4,156	3,672	2,800	1,426	2,053
Depreciation and amortization	239,254	210,842	190,052	180,913	177,750
Stock compensation expense	14,253	9,728	12,242	12,446	11,394
Loss on early extinguishment of debt	—	—	—	67,253	7,898
(Gain) loss on sales of real estate	(124,226)	435	—	(2,779)	(152,503)
Significant realized gains on non-real estate investments	—	(52,427)	(34,773)	(22,919)	—
Unrealized losses (gains) on non-real estate investments	139,716	14,432	(244,031)	46,251	(233,538)
Impairment of real estate	—	42,620	4,926	5,129	25,177
Adjusted EBITDA	$407,811	$389,413	$370,894	$349,720	$332,902

Total revenues	$576,923	$547,759	$509,619	$479,849	$463,720

Adjusted EBITDA margin	71%	71%	73%	73%	72%

We use Adjusted EBITDA as a supplemental performance measure of our operations, for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization (“EBITDA”), excluding stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, impairments of real estate, and significant termination fees. Adjusted EBITDA also excludes unrealized gains or losses and significant realized gains or losses and impairments that result from our non-real estate investments. These non-real estate investment amounts are classified in our consolidated statements of operations outside of total revenues.

We believe Adjusted EBITDA provides investors with relevant and useful information as it allows investors to evaluate the operating performance of our business activities without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments, our capital structure, capital market transactions, and variances resulting from the volatility of market conditions outside of our control. For example, we exclude gains or losses on the early extinguishment of debt to allow investors to measure our performance independent of our indebtedness and capital structure. We believe that adjusting for the effects of impairments and gains or losses on sales of real estate, significant impairments and realized gains or losses on non-real estate investments, and significant termination fees allows investors to evaluate performance from period to period on a consistent basis without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments or other corporate activities that may not be representative of the operating performance of our properties.

In addition, we believe that excluding charges related to stock compensation and unrealized gains or losses facilitates for investors a comparison of our business activities across periods without the volatility resulting from market forces outside of our control. Adjusted EBITDA has limitations as a measure of our performance. Adjusted EBITDA does not reflect our historical expenditures or future requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant measure of performance, it does not represent net income (loss) or cash flows from operations calculated and presented in accordance with GAAP, and it should not be considered as an alternative to those indicators in evaluating performance or liquidity.

In order to calculate the Adjusted EBITDA margin, we divide Adjusted EBITDA by total revenue as presented in our consolidated statements of operations. We believe this supplemental performance measure provides investors with additional useful information regarding the profitability of our operating activities.

Annual rental revenue

Annual rental revenue represents the annualized fixed base rental obligations, calculated in accordance with GAAP, for leases in effect as of the end of the period, related to our operating RSF. Annual rental revenue is presented using 100% of the annual rental revenue of our consolidated properties and our share of annual rental revenue for our unconsolidated real estate joint ventures. Annual rental revenue per RSF is computed by dividing annual rental revenue by the sum of 100% of the RSF of our consolidated properties and our share of the RSF of properties held in unconsolidated real estate joint ventures. As of December 31, 2021, approximately 91% of our leases (on an RSF basis) were triple net leases, which require tenants to pay substantially all real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses (including increases thereto) in addition to base rent. Annual rental revenue excludes these operating expenses recovered from our tenants. Amounts recovered from our tenants related to these operating expenses, along with base rent, are classified in income from rentals in our consolidated statements of operations.

Capitalization Rates

Capitalization rates are calculated based upon net operating income and net operating income (cash basis) annualized for the quarter preceding the date on which the property is sold, or near term prospective net operating income.

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Definitions and Reconciliations (continued)
December 31, 2021

Cash interest

Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts). Refer to the definition of fixed-charge coverage ratio for a reconciliation of interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest.

Class A properties and AAA locations

Class A properties are properties clustered in AAA locations that provide innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Class A properties generally command higher annual rental rates than other classes of similar properties.

AAA locations are in close proximity to concentrations of specialized skills, knowledge, institutions, and related businesses. Such locations are generally characterized by high barriers to entry for new landlords, high barriers to exit for tenants, and a limited supply of available space.

Development, redevelopment, and pre-construction

A key component of our business model is our disciplined allocation of capital to the development and redevelopment of new Class A properties, and property enhancements identified during the underwriting of certain acquired properties, located in collaborative life science, agtech, and technology campuses in AAA innovation clusters. These projects are generally focused on providing high-quality, generic, and reusable spaces that meet the real estate requirements of, and are reusable by, a wide range of tenants. Upon completion, each value-creation project is expected to generate a significant increase in rental income, net operating income, and cash flows. Our development and redevelopment projects are generally in locations that are highly desirable to high-quality entities, which we believe results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value.

Development projects generally consist of the ground-up development of generic and reusable facilities. Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into office/laboratory, agtech, or tech office space. We generally will not commence new development projects for aboveground construction of new Class A office/laboratory, agtech, and tech office space without first securing significant pre-leasing for such space, except when there is solid market demand for high-quality Class A properties.

Pre-construction activities include entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. The advancement of pre-construction efforts is focused on reducing the time required to deliver projects to prospective tenants. These critical activities add significant value for future ground-up development and are required for the vertical construction of buildings. Ultimately, these projects will provide high-quality facilities and are expected to generate significant revenue and cash flows.

Development, redevelopment, and pre-construction spending also includes the following costs: (i) certain tenant improvements and renovations that will be reimbursed, (ii) amounts to bring certain acquired properties up to market standard and/or other costs identified during the acquisition process (generally within two years of acquisition), and (iii) permanent conversion of space for highly flexible, move-in-ready office/laboratory space to foster the growth of promising early- and growth-stage life science companies.

Revenue-enhancing and repositioning capital expenditures represent spending to reposition or significantly change the use of a property, including through improvement in the asset quality from Class B to Class A.

Non-revenue-enhancing capital expenditures represent costs required to maintain the current revenues of a stabilized property, including the associated costs for renewed and re-leased space.

Dividend payout ratio (common stock)

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record dates multiplied by the related dividend per share) to funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted.

Dividend yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

Fixed-charge coverage ratio

Fixed-charge coverage ratio is a non-GAAP financial measure representing the ratio of Adjusted EBITDA to fixed charges. We believe this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends. Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts).

The following table reconciles interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest and fixed charges:

	Three Months Ended
(Dollars in thousands)	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20
Adjusted EBITDA	$407,811	$389,413	$370,894	$349,720	$332,902

Interest expense	$34,862	$35,678	$35,158	$36,467	$37,538
Capitalized interest	44,078	43,185	43,492	39,886	37,589
Amortization of loan fees	(2,911)	(2,854)	(2,859)	(2,817)	(2,905)
Amortization of debt premiums	502	498	465	576	869
Cash interest and fixed charges	$76,531	$76,507	$76,256	$74,112	$73,091

Fixed-charge coverage ratio:
– quarter annualized	5.3x	5.1x	4.9x	4.7x	4.6x
– trailing 12 months	5.0x	4.8x	4.6x	4.4x	4.4x

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Definitions and Reconciliations (continued)
December 31, 2021

Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders

GAAP-basis accounting for real estate assets utilizes historical cost accounting and assumes that real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Nareit Board of Governors established funds from operations as an improved measurement tool. Since its introduction, funds from operations has become a widely used non-GAAP financial measure among equity REITs. We believe that funds from operations is helpful to investors as an additional measure of the performance of an equity REIT. Moreover, we believe that funds from operations, as adjusted, allows investors to compare our performance to the performance of other real estate companies on a consistent basis, without having to account for differences recognized because of real estate acquisition and disposition decisions, financing decisions, capital structure, capital market transactions, variances resulting from the volatility of market conditions outside of our control, or other corporate activities that may not be representative of the operating performance of our properties.

The 2018 White Paper published by the Nareit Board of Governors (the “Nareit White Paper”) defines funds from operations as net income (computed in accordance with GAAP), excluding gains or losses on sales of real estate, and impairments of real estate, plus depreciation and amortization of operating real estate assets, and after adjustments for our share of consolidated and unconsolidated partnerships and real estate joint ventures. Impairments represent the write-down of assets when fair value over the recoverability period is less than the carrying value due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period.

We compute funds from operations, as adjusted, as funds from operations calculated in accordance with the Nareit White Paper, excluding significant gains, losses, and impairments realized on non-real estate investments, unrealized gains or losses on non-real estate investments, gains or losses on early extinguishment of debt, significant termination fees, acceleration of stock compensation expense due to the resignation of an executive officer, deal costs, the income tax effect related to such items, and the amount of such items that is allocable to our unvested restricted stock awards. Neither funds from operations nor funds from operations, as adjusted, should be considered as alternatives to net income (determined in accordance with GAAP) as indications of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as measures of liquidity, nor are they indicative of the availability of funds for our cash needs, including our ability to make distributions.

The following table reconciles net income to funds from operations for the share of consolidated real estate joint ventures attributable to noncontrolling interests and our share of unconsolidated real estate joint ventures:

(In thousands)	Noncontrolling Interest Share of Consolidated Real Estate JVs		Our Share of Unconsolidated Real Estate JVs
	December 31, 2021		December 31, 2021
	Three Months Ended	Year Ended	Three Months Ended	Year Ended
Net income	$24,901	$83,035	$3,018	$12,255
Depreciation and amortization	21,265	70,880	3,058	13,734
Funds from operations	$46,166	$153,915	$6,076	$25,989
Gross assets

Gross assets is calculated as total assets plus accumulated depreciation:

(in thousands)	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20
Total assets	$30,219,373	$28,558,718	$27,018,850	$25,234,346	$22,827,878
Accumulated depreciation	3,771,241	3,614,440	3,461,780	3,319,597	3,182,438
Gross assets	$33,990,614	$32,173,158	$30,480,630	$28,553,943	$26,010,316

Initial stabilized yield (unlevered)

Initial stabilized yield is calculated as the estimated amounts of net operating income at stabilization divided by our investment in the property. Our initial stabilized yield excludes the benefit of leverage. Our cash rents related to our value-creation projects are generally expected to increase over time due to contractual annual rent escalations. Our estimates for initial stabilized yields, initial stabilized yields (cash basis), and total costs at completion represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs.
•Initial stabilized yield reflects rental income, including contractual rent escalations and any rent concessions over the term(s) of the lease(s), calculated on a straight-line basis.
•Initial stabilized yield (cash basis) reflects cash rents at the stabilization date after initial rental concessions, if any, have elapsed and our total cash investment in the property.

Investment-grade or publicly traded large cap tenants

Investment-grade or publicly traded large cap tenants represent tenants that are investment-grade rated or publicly traded companies with an average daily market capitalization greater than $10 billion for the twelve months ended December 31, 2021, as reported by Bloomberg Professional Services. Credit ratings from Moody’s Investors Service and S&P Global Ratings reflect credit ratings of the tenant’s parent entity, and there can be no assurance that a tenant’s parent entity will satisfy the tenant’s lease obligation upon such tenant’s default. We monitor the credit quality and related material changes of our tenants. Material changes that cause a tenant’s market capitalization to decrease below $10 billion, which are not immediately reflected in the twelve-month average, may result in their exclusion from this measure.

Space Intentionally Blank

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Definitions and Reconciliations (continued)
December 31, 2021

Investments

We hold investments in publicly traded companies and privately held entities primarily involved in the life science, agtech, and technology industries. We recognize, measure, present, and disclose these investments as follows:

Statements of Operations
	Balance Sheet	Gains and Losses
	Carrying Amount	Unrealized	Realized

Difference between proceeds received upon disposition and historical cost
Publicly traded companies	Fair value	Changes in fair value
Privately held entities without readily determinable fair values that:
Report NAV	Fair value, using NAV as a practical expedient	Changes in NAV, as a practical expedient to fair value

Do not report NAV	Cost, adjusted for observable price changes and impairments(1)	Observable price changes(1)	Impairments to reduce costs to fair value, which result in an adjusted cost basis and the differences between proceeds received upon disposition and adjusted or historical cost

Equity method investments	Contributions, adjusted for our share of the investee’s earnings or losses, less distributions received, reduced by other-than-temporary impairments	Our share of unrealized gains or losses reported by the investee	Our share of realized gains or losses reported by the investee, and other-than-temporary impairments

(1)An observable price is a price observed in an orderly transaction for an identical or similar investment of the same issuer. Observable price changes result from, among other things, equity transactions for the same issuer with similar rights and obligations executed during the reporting period, including subsequent equity offerings or other reported equity transactions related to the same issuer.

Investments in real estate

The following table reconciles our investments in real estate as of December 31, 2021:

(In thousands)	Investments in Real Estate
Gross investments in real estate	$28,733,108
Less: accumulated depreciation	(3,766,758)
Net investments in real estate – North America	24,966,350
Net investments in real estate – Asia	14,319
Investments in real estate	$24,980,669
The square footage presented in the table below includes RSF of buildings in operation as of December 31, 2021, primarily representing lease expirations at recently acquired properties that also have inherent future development or redevelopment opportunities, for which we have the intent to demolish or redevelop the existing property upon expiration of the existing in-place leases and commencement of future construction:

	Dev/ Redev	RSF of Lease Expirations Targeted for Development and Redevelopment
Property/Submarket		2022	2023	Thereafter		Total
Near-term projects:
40 Sylvan Road/Route 128	Redev	—	312,845	—		312,845
651 Gateway Boulevard/South San Francisco	Redev	197,787	—	102,223	(1)	300,010
3825 Fabian Way/Greater Stanford	Redev	250,000	—	—		250,000
3450 Hillview Avenue/Greater Stanford	Redev	42,340	—	—		42,340
11255 and 11355 North Torrey Pines Road/ Torrey Pines	Dev	139,135	—	—		139,135
10931 and 10933 North Torrey Pines Road/ Torrey Pines	Dev	92,450	—	—		92,450
3301 Monte Villa Parkway/Bothell	Redev	51,255	—	—		51,255
41 Moore Drive/Research Triangle	Redev	62,490	—	—		62,490
		835,457	312,845	102,223		1,250,525
Intermediate-term projects:
3460 Hillview Avenue/Greater Stanford	Redev	—	—	34,611		34,611
9444 Waples Street/Sorrento Mesa	Dev	30,855	—	57,525	(1)	88,380
		30,855	—	92,136		122,991
Future projects:
550 Arsenal Street/Cambridge/Inner Suburbs	Dev	—	—	260,867		260,867
380 and 420 E Street/Seaport Innovation District	Dev	—	—	195,506		195,506
Other/Greater Boston	Redev	—	—	167,549	(1)	167,549
1122 El Camino Real/South San Francisco	Dev	—	—	223,232		223,232
3875 Fabian Way/Greater Stanford	Redev	—	—	228,000		228,000
960 Industrial Road/Greater Stanford	Dev	—	—	110,000		110,000
2475 Hanover Street/Greater Stanford	Redev	—	—	83,980		83,980
219 East 42nd Street/New York City	Dev	—	—	349,947		349,947
10975 and 10995 Torreyana Road/Torrey Pines	Dev	—	—	84,829		84,829
4161 Campus Point Court/University Town Center	Dev	—	159,884	—		159,884
10260 Campus Point Drive/University Town Center	Dev	—	109,164	—		109,164
Sequence District by Alexandria/Sorrento Mesa	Dev/Redev	—	—	689,938		689,938
4025, 4031, and 4045 Sorrento Valley Boulevard/Sorrento Valley	Dev	42,594	—	—		42,594
601 Dexter Avenue North/Lake Union	Dev	—	—	18,680		18,680
830 4th Avenue South/SoDo	Dev	—	—	42,380		42,380
Other/Seattle	Dev	—	84,782	17,655	(1)	102,437
Other	TBD	70,700	—	72,405	(1)	143,105
		113,294	353,830	2,544,968		3,012,092
		979,606	666,675	2,739,327		4,385,608

(1)Includes vacant square footage as of December 31, 2021.

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Definitions and Reconciliations (continued)
December 31, 2021

Joint venture financial information

We present components of balance sheet and operating results information related to our real estate joint ventures, which are not presented, or intended to be presented, in accordance with GAAP. We present the proportionate share of certain financial line items as follows: (i) for each real estate joint venture that we consolidate in our financial statements, which are controlled by us through contractual rights or majority voting rights, but of which we own less than 100%, we apply the noncontrolling interest economic ownership percentage to each financial item to arrive at the amount of such cumulative noncontrolling interest share of each component presented; and (ii) for each real estate joint venture that we do not control and do not consolidate, and are instead controlled jointly or by our joint venture partners through contractual rights or majority voting rights, we apply our economic ownership percentage to each financial item to arrive at our proportionate share of each component presented.

The components of balance sheet and operating results information related to our real estate joint ventures do not represent our legal claim to those items. For each entity that we do not wholly own, the joint venture agreement generally determines what equity holders can receive upon capital events, such as sales or refinancing, or in the event of a liquidation. Equity holders are normally entitled to their respective legal ownership of any residual cash from a joint venture only after all liabilities, priority distributions, and claims have been repaid or satisfied.

We believe this information can help investors estimate the balance sheet and operating results information related to our partially owned entities. Presenting this information provides a perspective not immediately available from consolidated financial statements and one that can supplement an understanding of the joint venture assets, liabilities, revenues, and expenses included in our consolidated results.

The components of balance sheet and operating results information related to our real estate joint ventures are limited as an analytical tool as the overall economic ownership interest does not represent our legal claim to each of our joint ventures’ assets, liabilities, or results of operations. In addition, joint venture financial information may include financial information related to the unconsolidated real estate joint ventures that we do not control. We believe that in order to facilitate for investors a clear understanding of our operating results and our total assets and liabilities, joint venture financial information should be examined in conjunction with our consolidated statements of operations and balance sheets. Joint venture financial information should not be considered an alternative to our consolidated financial statements, which are presented and prepared in accordance with GAAP.

Key items included in net income attributable to Alexandria’s common stockholders

We present a tabular comparison of items, whether gain or loss, that may facilitate a high-level understanding of our results and provide context for the disclosures included in this Supplemental Information, our most recent annual report on Form 10-K, and our subsequent quarterly reports on Form 10-Q. We believe such tabular presentation promotes a better understanding for investors of the corporate-level decisions made and activities performed that significantly affect comparison of our operating results from period to period. We also believe this tabular presentation will supplement for investors an understanding of our disclosures and real estate operating results. Gains or losses on sales of real estate and impairments of held for sale assets are related to corporate-level decisions to dispose of real estate. Gains or losses on early extinguishment of debt are related to corporate-level financing decisions focused on our capital structure strategy. Significant realized and unrealized gains or losses on non-real estate investments and impairments of real estate and non-real estate investments are not related to the operating performance of our real estate assets as they result from strategic, corporate-level non-real estate investment decisions and external market conditions. Impairments of non-real estate investments are not related to the operating performance of our real estate as they represent the write-down of non-real estate investments when their fair values decrease below their respective carrying values due to changes in general market or other conditions outside of our control. Significant items, whether a gain or loss, included in the tabular disclosure for current periods are described in further detail in this Supplemental Information and accompanying Earnings Press Release.

Mega campus

Mega campuses are cluster campuses that consist of approximately 1 million or more RSF, including operating, active development/redevelopment, and land RSF less operating RSF expected to be demolished. The following table reconciles our operating RSF as of December 31, 2021:

Operating RSF
Mega campus	24,599,149
Non-mega campus	14,236,643
Total	38,835,792

Mega campus RSF as a percentage of total operating property RSF	63%

Net cash provided by operating activities after dividends

Net cash provided by operating activities after dividends includes the deduction for distributions to noncontrolling interests. For purposes of this calculation, changes in operating assets and liabilities are excluded as they represent timing differences.

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Definitions and Reconciliations (continued)
December 31, 2021

Net debt and preferred stock to Adjusted EBITDA

Net debt and preferred stock to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure of evaluating our balance sheet leverage. Net debt and preferred stock is equal to the sum of total consolidated debt less cash, cash equivalents, and restricted cash, plus preferred stock outstanding as of the end of the period. Refer to the definition of Adjusted EBITDA and Adjusted EBITDA margin for further information on the calculation of Adjusted EBITDA.

The following table reconciles debt to net debt and preferred stock and computes the ratio to Adjusted EBITDA:

(Dollars in thousands)	12/31/21		9/30/21		6/30/21		3/31/21		12/31/20
Secured notes payable	$205,198		$198,758		$227,984		$229,406		$230,925
Unsecured senior notes payable	8,316,678		8,314,851		8,313,025		8,311,512		7,232,370
Unsecured senior line of credit and commercial paper	269,990		749,978		299,990		—		99,991
Unamortized deferred financing costs	65,476		65,112		66,913		68,293		56,312
Cash and cash equivalents	(361,348)		(325,872)		(323,876)		(492,184)		(568,532)
Restricted cash	(53,879)		(42,182)		(33,697)		(42,219)		(29,173)
Preferred stock	—		—		—		—		—
Net debt and preferred stock	$8,442,115		$8,960,645		$8,550,339		$8,074,808		$7,021,893

Adjusted EBITDA:
– quarter annualized	$1,631,244		$1,557,652		$1,483,576		$1,398,880		$1,331,608
– trailing 12 months	$1,517,838		$1,442,929		$1,371,586		$1,314,153		$1,274,187

Net debt and preferred stock to Adjusted EBITDA:
– quarter annualized	5.2	x	5.8	x	5.8	x	5.8	x	5.3	x
– trailing 12 months	5.6	x	6.2	x	6.2	x	6.1	x	5.5	x

Net operating income, net operating income (cash basis), and operating margin

The following table reconciles net income to net operating income and to net operating income (cash basis):

	Three Months Ended		Year Ended
(Dollars in thousands)	12/31/21	12/31/20	12/31/21	12/31/20
Net income	$99,796	$457,133	$654,282	$827,171

Equity in earnings of unconsolidated real estate joint ventures	(3,018)	(3,593)	(12,255)	(8,148)
General and administrative expenses	41,654	32,690	151,461	133,341
Interest expense	34,862	37,538	142,165	171,609
Depreciation and amortization	239,254	177,750	821,061	698,104
Impairment of real estate	—	25,177	52,675	48,078
Loss on early extinguishment of debt	—	7,898	67,253	60,668
Gain on sales of real estate	(124,226)	(152,503)	(126,570)	(154,089)
Investment loss (income)	112,884	(255,137)	(259,477)	(421,321)
Net operating income	401,206	326,953	1,490,595	1,355,413
Straight-line rent revenue	(25,942)	(23,890)	(115,145)	(96,676)
Amortization of acquired below-market leases	(15,737)	(13,514)	(54,780)	(57,244)
Net operating income (cash basis)	$359,527	$289,549	$1,320,670	$1,201,493

Net operating income (cash basis) – annualized	$1,438,108	$1,158,196	$1,320,670	$1,201,493

Net operating income (from above)	$401,206	$326,953	$1,490,595	$1,355,413
Total revenues	$576,923	$463,720	$2,114,150	$1,885,637
Operating margin	70%	71%	71%	72%

Net operating income is a non-GAAP financial measure calculated as net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding equity in the earnings of our unconsolidated real estate joint ventures, general and administrative expenses, interest expense, depreciation and amortization, impairments of real estate, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and investment income or loss. We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it primarily reflects those income and expense items that are incurred at the property level. Therefore, we believe net operating income is a useful measure for investors to evaluate the operating performance of our consolidated real estate assets. Net operating income on a cash basis is net operating income adjusted to exclude the effect of straight-line rent and amortization of acquired above- and below-market lease revenue adjustments required by GAAP. We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent revenue and the amortization of acquired above- and below-market leases.

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Definitions and Reconciliations (continued)
December 31, 2021

Furthermore, we believe net operating income is useful to investors as a performance measure of our consolidated properties because, when compared across periods, net operating income reflects trends in occupancy rates, rental rates, and operating costs, which provide a perspective not immediately apparent from net income or loss. Net operating income can be used to measure the initial stabilized yields of our properties by calculating net operating income generated by a property divided by our investment in the property. Net operating income excludes certain components from net income in order to provide results that are more closely related to the results of operations of our properties. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort comparability of operating performance at the property level. Impairments of real estate have been excluded in deriving net operating income because we do not consider impairments of real estate to be property-level operating expenses. Impairments of real estate relate to changes in the values of our assets and do not reflect the current operating performance with respect to related revenues or expenses. Our impairments of real estate represent the write-down in the value of the assets to the estimated fair value less cost to sell. These impairments result from investing decisions or a deterioration in market conditions. We also exclude realized and unrealized investment gain or loss, which results from investment decisions that occur at the corporate level related to non-real estate investments in publicly traded companies and certain privately held entities. Therefore, we do not consider these activities to be an indication of operating performance of our real estate assets at the property level. Our calculation of net operating income also excludes charges incurred from changes in certain financing decisions, such as losses on early extinguishment of debt, as these charges often relate to corporate strategy. Property operating expenses included in determining net operating income primarily consist of costs that are related to our operating properties, such as utilities, repairs, and maintenance; rental expense related to ground leases; contracted services, such as janitorial, engineering, and landscaping; property taxes and insurance; and property-level salaries. General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, office rent, and office supplies that are incurred as part of corporate office management. We calculate operating margin as net operating income divided by total revenues.

We believe that in order to facilitate for investors a clear understanding of our operating results, net operating income should be examined in conjunction with net income or loss as presented in our consolidated statements of operations. Net operating income should not be considered as an alternative to net income or loss as an indication of our performance, nor as an alternative to cash flows as a measure of our liquidity or our ability to make distributions.

Operating statistics

We present certain operating statistics related to our properties, including number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations as of the end of the period. We believe these measures are useful to investors because they facilitate an understanding of certain trends for our properties. We compute the number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations at 100% for all properties in which we have an investment, including properties owned by our consolidated and unconsolidated real estate joint ventures. For operating metrics based on annual rental revenue, refer to our discussion of annual rental revenue herein.

Same property comparisons

As a result of changes within our total property portfolio during the comparative periods presented, including changes from assets acquired or sold, properties placed into development or redevelopment, and development or redevelopment properties recently placed into service, the consolidated total income from rentals, as well as rental operating expenses in our operating results, can show significant changes from period to period. In order to supplement an evaluation of our results of operations over a given quarterly or annual period, we analyze the operating performance for all consolidated properties that were fully operating for the entirety of the comparative periods presented, referred to as same properties. We separately present quarterly and year-to-date same property results to align with the interim financial information required by the SEC in our management’s discussion and analysis of our financial condition and results of operations. These same properties are analyzed separately from properties acquired subsequent to the first day in the earliest comparable quarterly or year-to-date period presented, properties that underwent development or redevelopment at any time during the comparative periods, unconsolidated real estate joint ventures, properties classified as held for sale, and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results. Additionally, termination fees, if any, are excluded from the results of same properties.

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Definitions and Reconciliations (continued)
December 31, 2021

The following table reconciles the number of same properties to total properties for the year ended December 31, 2021:

Development – under construction	Properties	Acquisitions after January 1, 2020	Properties
9950 Medical Center Drive	1	3181 Porter Drive	1
825 and 835 Industrial Road	2	275 Grove Street	1
3115 Merryfield Row	1	601, 611, and 651 Gateway Boulevard	3
201 Haskins Way	1	3330, 3412, 3420, 3440, 3450, and 3460 Hillview Avenue	6
5 and 9 Laboratory Drive	2
8 and 10 Davis Drive	2	9605, 9609, 9613, and 9615 Medical Center Drive	4
201 Brookline Avenue	1
10055 Barnes Canyon Road	1	9808 and 9868 Scranton Road	2
751 Gateway Boulevard	1	Alexandria Center® for Life Science – Durham
325 Binney Street	1		13
1150 Eastlake Avenue East	1	One Upland Road	1
10102 Hoyt Park Drive	1	830 4th Avenue South	1
	15	11255 and 11355 North Torrey Pines Road	2
Development – placed into
service after January 1, 2020	Properties	Sequence District by Alexandria	7
9804 Medical Center Drive	1	380 and 420 E Street	2
1165 Eastlake Avenue East	1	Alexandria Center® for Life Science – Fenway	1
	2
Redevelopment – under construction	Properties	550 Arsenal Street	1
5505 Morehouse Drive	1	1501-1599 Industrial Road	6
30-02 48th Avenue	1	One Investors Way	2
3160 Porter Drive	1	2475 Hanover Street	1
The Arsenal on the Charles	11	10975 and 10995 Torreyana Road	2
2400 Ellis Road, 40 Moore Drive, and 14 TW Alexander Drive	3	Pacific Technology Park	6
		1122 El Camino Real	1
840 Winter Street	1	12 Davis Drive	1
20400 Century Boulevard	1	7360 Carroll Road	1
10277 Scripps Ranch Boulevard	1	3303, 3305, and 3307 Monte Villa Parkway	3
9601 and 9603 Medical Center Drive	2
One Rogers Street	1	Other	44
40, 50, and 60 Sylvan Road	3		112
3301, 3555, and 3755 Monte Villa Parkway	3	Unconsolidated real estate JVs	4
		Properties held for sale	—
Other	2
	31	Total properties excluded from same properties	167
Redevelopment – placed into
service after January 1, 2020	Properties	Same properties	247
9877 Waples Street	1	Total properties in North America as of December 31, 2021	414
700 Quince Orchard Road	1
Other	1
	3
Stabilized occupancy date

The stabilized occupancy date represents the estimated date on which the project is expected to reach occupancy of 95% or greater.

Tenant recoveries

Tenant recoveries represent revenues comprising reimbursement of real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses and earned in the period during which the applicable expenses are incurred and the tenant’s obligation to reimburse us arises.

We classify rental revenues and tenant recoveries generated through the leasing of real estate assets within revenue in income from rentals in our consolidated statements of operations. We provide investors with a separate presentation of rental revenues and tenant recoveries in “Same Property Performance” of this Supplemental Information because we believe it promotes investors’ understanding of our operating results. We believe that the presentation of tenant recoveries is useful to investors as a supplemental measure of our ability to recover operating expenses under our triple net leases, including recoveries of utilities, repairs and maintenance, insurance, property taxes, common area expenses, and other operating expenses, and of our ability to mitigate the effect to net income for any significant variability to components of our operating expenses.

The following table reconciles income from rentals to tenant recoveries:

	Three Months Ended					Year Ended
(In thousands)	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20	12/31/21	12/31/20
Income from rentals	$574,656	$546,527	$508,371	$478,695	$461,335	$2,108,249	$1,878,208
Rental revenues	(435,637)	(415,918)	(396,804)	(370,233)	(353,950)	(1,618,592)	(1,471,840)
Tenant recoveries	$139,019	$130,609	$111,567	$108,462	$107,385	$489,657	$406,368

Total equity capitalization

Total equity capitalization is equal to the outstanding shares of common stock multiplied by the closing price on the last trading day at the end of each period presented.

Total market capitalization

Total market capitalization is equal to the sum of total equity capitalization and total debt.

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Definitions and Reconciliations (continued)
December 31, 2021

Unencumbered net operating income as a percentage of total net operating income

Unencumbered net operating income as a percentage of total net operating income is a non-GAAP financial measure that we believe is useful to investors as a performance measure of the results of operations of our unencumbered real estate assets as it reflects those income and expense items that are incurred at the unencumbered property level. Unencumbered net operating income is derived from assets classified in continuing operations, which are not subject to any mortgage, deed of trust, lien, or other security interest, as of the period for which income is presented.

The following table summarizes unencumbered net operating income as a percentage of total net operating income:

	Three Months Ended
(Dollars in thousands)	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20
Unencumbered net operating income	$390,017	$371,026	$353,104	$330,160	$315,586
Encumbered net operating income	11,189	10,738	12,560	11,801	11,367
Total net operating income	$401,206	$381,764	$365,664	$341,961	$326,953
Unencumbered net operating income as a percentage of total net operating income	97%	97%	97%	97%	97%

Weighted-average interest rate for capitalization of interest

The weighted-average interest rate required for calculating capitalization of interest pursuant to GAAP represents a weighted-average rate based on the rates applicable to borrowings outstanding during the period, including expense/income related to interest rate hedge agreements, amortization of loan fees, amortization of debt premiums (discounts), and other bank fees. A separate calculation is performed to determine our weighted-average interest rate for capitalization for each month. The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable-rate debt to fixed-rate debt, the amount and terms of interest rate hedge agreements, and the amount of loan fee and premium (discount) amortization.

Weighted-average shares of common stock outstanding – diluted

From time to time, we enter into capital market transactions, including forward equity sales agreements (“Forward Agreements”), to fund acquisitions, to fund construction of our highly leased development and redevelopment projects, and for general working capital purposes. We are required to consider the potential dilutive effect of our forward equity sales agreements under the treasury stock method while the forward equity sales agreements are outstanding. As of December 31, 2021, we had no Forward Agreements outstanding.

The weighted-average shares of common stock outstanding used in calculating EPS – diluted, FFO per share – diluted, and FFO per share – diluted, as adjusted, during each period are calculated as follows:

	Three Months Ended					Year Ended
(In thousands)	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20	12/31/21	12/31/20
Weighted-average of common stock outstanding – basic	153,464	150,854	145,825	137,319	133,688	146,921	126,106
Forward Agreements	843	707	233	369	139	539	384
Weighted-average of common stock outstanding – diluted	154,307	151,561	146,058	137,688	133,827	147,460	126,490

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